Exhibit 99.1

Execution Copy

CENTERPOINT WISPARK LAND COMPANY LLC

a Delaware Limited Liability Company

LIMITED LIABILITY COMPANY AGREEMENT

Dated as of December 22, 2004

THE MEMBERSHIP INTERESTS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS.  SUCH INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFER SET FORTH HEREIN.

i

TABLE OF CONTENTS

ARTICLE I DEFINITIONS
Section 1.1	Definitions
Section 1.2	Construction
Section 1.3	Including

ARTICLE II ORGANIZATION
Section 2.1	Formation
Section 2.2	Company Name
Section 2.3	The Certificate, Etc
Section 2.4	Term of the Company
Section 2.5	Registered Office; Registered Agent; Principal Office; Other Offices.
Section 2.6	Purposes
Section 2.7	Powers of the Company
Section 2.8	Board Authority
Section 2.9	Foreign Qualification
Section 2.10	No State-Law Partnership

ARTICLE III MEMBERSHIP; CONTRIBUTIONS
Section 3.1	Members.
Section 3.2	No Liability of Members.
Section 3.3	Capital Contributions.
Section 3.4	Certification of Membership Interests
Section 3.5	Other Activities

ARTICLE IV CAPITAL ACCOUNTS
Section 4.1	Establishment and Determination of Capital Accounts
Section 4.2	Negative Capital Accounts
Section 4.3	Company Capital
Section 4.4	Compliance With Section 1.704-1(b)
Section 4.5	Transfer of Capital Accounts

ARTICLE V DISTRIBUTIONS; ALLOCATIONS OF PROFITS AND LOSSES
Section 5.1	Generally
Section 5.2	Distributions at Contribution.
Section 5.3	Distributable Cash Distributions.
Section 5.4	Tax Distributions
Section 5.5	Allocation of Profits and Losses.
Section 5.6	Regulatory and Special Allocations
Section 5.7	Section 754 Election
Section 5.8	Tax Allocations.

ARTICLE VI MANAGEMENT POWER, RIGHTS AND DUTIES
Section 6.1	Management by the Board.
Section 6.2	Officers.
Section 6.3	Authority of Officers; Restrictions on Certain Actions.
Section 6.4	Limitation on Authority of Members
Section 6.5	Meetings of and Voting by Members.
Section 6.6	Power of Attorney.
Section 6.7	Annual Operating Budget and Accounting Matters
Section 6.8	Notifications to WISPARK.

ARTICLE VII PROJECTS
Section 7.1	Development Proposals.
Section 7.2	Contribution of Property Upon Acceptance of a Development Proposal.
Section 7.3	Costs; Prorations.
Section 7.4	Project Development Management
Section 7.5	Brokerage Services

ARTICLE VIII EXCULPATION AND INDEMNIFICATION
Section 8.1	Performance of Duties; No Liability of Officers
Section 8.2	Confidential Information
Section 8.3	Transactions Between the Company and the Members
Section 8.4	Right to Indemnification
Section 8.5	Nonexclusivity of Rights
Section 8.6	Insurance
Section 8.7	Savings Clause
Section 8.8	Limited Liability

ARTICLE IX TAXES
Section 9.1	Tax Returns
Section 9.2	Tax Matters Partner

ARTICLE X TRANSFERS AND OTHER EVENTS
Section 10.1	Transfer of Membership Interest in the Company.
Section 10.2	Permitted Transfer.
Section 10.3	Right of First Refusal.
Section 10.4	Buy-Sell Right After Eighth Anniversary.
Section 10.5	Assignments Generally; Substituted Member; Rights and Obligations of Assignees and Transferring Members.
Section 10.6	Distributions and Allocations Regarding Transferred Membership Interests; Required Amendments; Continuation.
Section 10.7	Resignation
Section 10.8	No Appraisal Rights
Section 10.9	Void Assignment

ARTICLE XI DISSOLUTION, LIQUIDATION AND TERMINATION
Section 11.1	Dissolution.
Section 11.2	Liquidation and Termination.

Section 11.3	Deemed Distribution and Reconstitution
Section 11.4	Deficit Capital Accounts
Section 11.5	Cancellation of Certificate

ARTICLE XII GENERAL/MISCELLANEOUS PROVISIONS
Section 12.1	Offset
Section 12.2	Waiver of Certain Rights
Section 12.3	Indemnification and Reimbursement for Payments on Behalf of a Member
Section 12.4	Notices
Section 12.5	Public Announcements
Section 12.6	Entire Agreement
Section 12.7	Effect of Waiver or Consent
Section 12.8	Amendment or Modification
Section 12.9	Severability
Section 12.10	Successors and Assigns
Section 12.11	Further Assurances
Section 12.12	Notice to Members of Provisions
Section 12.13	Remedies
Section 12.14	Third Parties
Section 12.15	Governing Law
Section 12.16	Waiver of Jury Trial
Section 12.17	Counterparts
Section 12.18	Descriptive Headings
Section 12.19	Conflicts
Section 12.20	Time of the Essence; Computation of Time
Section 12.21	No Strict Construction
Section 12.22	Organizational Expenses

LIMITED LIABILITY COMPANY AGREEMENT

OF

CenterPoint WISPARK Land Company LLC

A Delaware Limited Liability Company

THIS LIMITED LIABILITY COMPANY AGREEMENT (the “Agreement”) of CenterPoint WISPARK Land Company LLC (the “Company”), dated and effective as of this        day of December, 2004 (the “Effective Date”) is adopted, executed and entered into by and between CenterPoint Venture LLC, a Delaware limited liability company (“CNT Venture”), and WISPARK LLC, a Wisconsin limited liability company (“WISPARK”; CNT Venture and WISPARK, collectively, the “Members,” and each individually, a “Member”).

R E C I T A L S:

A.            The Members desire to form a joint venture for the purpose of acquiring, owning, operating, developing, leasing and selling industrial real properties as further set forth in this Agreement.

B.            On December 15, 2004 (the “Formation Date”), the Company was formed pursuant to the Delaware Limited Liability Company Act, 6 Del. C. §18-101 et seq. (as from time to time amended and including any successor statute of similar import, the “Act”) by the filing of the Certificate with the Secretary of State of the State of Delaware in accordance with the Act.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and intending to be legally bound, the Members hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1            Definitions.  As used in this Agreement, the following terms have the following meanings:

“Accounts Manager” means CenterPoint or any successor or permitted assignee thereof pursuant to the Property Management Agreement.

“Act” has the meaning set forth in the recitals above.

“Additional Drainage Areas” means, with respect to any GrandView Lot, LakeView (East) Lot, or Gurnee Lot any wetlands, storm water retention areas, drainage easements or areas or other similar water areas required to be established on such property by any Governmental Body.

“Advance Loan” has the meaning set forth in Section 3.3(H).

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

“AFR” means the short-term applicable federal rate (as such term is described in Section 1274(d) of the Code, or any successor provision thereto).

“Agreement” has the meaning set forth in the introductory paragraph.

“Annual Net Rent” means, in respect of any Development Proposal, (a) the projected aggregate annualized amount of the fixed rent (reduced by any free rent periods as amortized on a straight-line basis over the life of the applicable lease; for example, if the applicable lease has a term of five (5) years with a five (5) month free rent period, the aggregate annualized amount of the fixed rent will be reduced by one months’ rent) payable for the twelve (12) month period commencing on the Lease Commencement Date, excluding percentage rent and any additional rent for electricity, gas, oil and other rent inclusion charges, all tax, utility, operating cost, porter’s wage and similar payments (whether referred to in the Development Proposal as escalations, pass-throughs, reimbursements, increases in fixed rent or otherwise), service charges, late charges and security deposits, less (b) (i) projected annual Project Operating Costs that will not be reimbursed by the tenants, (ii) any costs incurred in connection with the takeover, termination or assumption of any other lease or similar obligations of the tenants amortized over the term of the leases, and (iii) all above-standard tenant finish costs amortized over the term of the leases.  As used herein, “above-standard tenant finish costs” refers to the costs of improvements that are required by a tenant pursuant to its specific use and that would not otherwise be provided by the landlord to another tenant.

“Annual Operating Budget” has the meaning set forth in Section 6.7.

“Assignee” has the meaning set forth in Section 10.1.

“Badger Land” means the real property legally described on Exhibit “A-4” attached hereto (subject to the prior sale of lots within the Badger Land, as provided in the Contribution Agreement).

“Badger Land Contribution Date” means the date set for the contribution by WISPARK of the Badger Land to the Company, as determined pursuant to the Contribution Agreement.

“Board” has the meaning set forth in Section 6.1(A).

“Book Value” means, in respect of any Company Property, the Company’s adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation Section 1.704-1(b)(2)(iv)(d)-(g) (provided that, in the case of permitted adjustments, the Company shall only make such adjustments that it reasonably determines are necessary or appropriate to reflect the relative economic interests of the Members of the Company); provided, that the initial Book Value of any asset contributed to the Company shall be equal to the Fair Market Value of the contributed asset on the date of contribution.

“Brokerage Agreement” means an exclusive agency arrangement with the Company or any subsequent agreement with the Company for the listing and marketing of any Parcels for sale or development.

“Business Day” means any day, other than Saturday, Sunday or a day banks are authorized or required to be closed in Chicago, Illinois.

“Buy-Sell Election Notice” has the meaning set forth in Section 10.4.

“Buy-Sell Initiating Member” has the meaning set forth in Section 10.4.

“Buy-Sell Offer” has the meaning set forth in Section 10.4.

“Buy-Sell Notice” has the meaning set forth in Section 10.4.

“Buy-Sell Price” has the meaning set forth in Section 10.4.

“Buy-Sell Responding Member” has the meaning set forth in Section 10.4.

“Capital Account” has the meaning set forth in Section 4.1.

“Capital Call” has the meaning set forth in Section 3.3(G).

“Capital Contribution” means, in respect of any Member, the contributions made, or, for purposes of Section 3.3(H), Article V and Section 11.3, deemed to have been made by or on behalf of such Member to the Company pursuant to this Agreement, which contributions shall be noted opposite such Member’s name on Exhibit “B” attached hereto, as the same may be amended from time to time, in each case, including for purposes of the last sentence hereof, (i) net of any liabilities assumed by the Company from such Member in connection with such contribution, (ii) net of any liabilities to which assets contributed by such Member in respect thereof are subject, and (iii) net of any applicable Land Valuation Reduction Amounts during the period of time, if any, prior to the contributed Property of such Member being Ready for Development.  In the event a Member’s Capital Contribution shall be (in whole or in part) in the form of real property, the Fair Market Value in respect of such property shall be the Land Valuation of such property.

“CAP Rate” means for a Project the quotient, expressed as a percentage, of (i) Annual Net Rent, divided by (ii) Project Development Costs.

“Carrying Costs” mean customary and reasonable expenses incurred in the ordinary course as a result of the ownership of a Property as vacant land such as interest expense payable to a lender, real estate taxes, general liability insurance, agricultural use penalties, marketing costs related to any potential Project that are not borne by a Project Company and routine maintenance, but excluding all capital improvement costs, environmental remediation costs, all costs associated with making the Property Ready for Development and all other costs that are not customary and reasonable carrying costs.

“Cause” means (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty or fraud in respect of the Company or any of its Subsidiaries or any of their customers or suppliers or in respect of its Members, (ii) conduct tending to bring the Company, its Members, or any of its Subsidiaries into public disgrace or disrepute, (iii) material failure to comply with the terms of this Agreement or to perform duties of the office held by the executive as reasonably directed in writing by the Board, which failure is not cured (if curable) within five (5) days after the executive receives written notice thereof from the Board or, if not reasonably curable within such period, then within forty-five (45) days so long as the executive is diligently attempting to cure and so long as such failure does not constitute an act or conduct falling within clause (i) or (ii) above, or (iv) negligence or willful misconduct in respect of the Company or any of its Subsidiaries.

“CenterPoint” means CenterPoint Properties Trust, a Maryland trust.

“Certificate” means the Certificate of Formation of the Company as filed with the Secretary of State of the State of Delaware.

“Claim” has the meaning set forth in Section 8.4.

“CNT Venture” has the meaning set forth in the introductory paragraph.

“CNT Venture Contribution Amount” means the aggregate amount of all Capital Contributions made by CNT Venture from time to time.

“CNT Venture Land” means collectively the Gurnee Land and the Wadsworth Land.

“CNT Venture Percentage” means the quotient, expressed as a percentage, of (i) the CNT Venture Contribution Amount, divided by (ii) the sum of (x) the CNT Venture Contribution Amount plus (y) the WISPARK Contribution Amount.

“CNT Venture Stage One Cash Contribution” has the meaning set forth in Section 3.3(B)(ii).

“Code” means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time, and any and all treasury regulations promulgated thereunder.

“Company” has the meaning set forth in the introductory paragraph.

“Company Minimum Gain” has the meaning set forth for “partnership minimum gain” in Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

“Company Property” means the aggregate of all of the Properties contributed by WISPARK or CNT Venture to the Company, together with all other property acquired by the Company.

“Confidential Information” means information that is not generally known to the public and that is used, developed or obtained by the Company or any of its Affiliates in connection with their respective businesses, including but not limited to (i) financial information and projections, (ii) business strategies, (iii) products or services, (iv) fees, costs and pricing structures, (v) designs, (vi) analysis, (vii) drawings, photographs and reports, (viii) computer software, including operating systems, applications and program listings, (ix) flow charts, manuals and documentation, (x) data bases, (xi) accounting and business methods, (xii) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xiii) customers and clients and customer or client lists, (xiv) copyrightable works, (xv) all technology and trade secrets, and (xvi) all similar and related information in whatever form.

“Contributing Member” has the meaning set forth in Section 3.3(H).

“Contribution Agreement” means that certain Contribution Agreement dated of even date herewith, between CNT Venture and WISPARK.

“Contribution Amount” means the CNT Venture Contribution Amount or the WISPARK Contribution Amount, as the case may be.

“Defaulting Member” shall mean: (a) a Member who defaults in the performance or observance of any of its material covenants or obligations under the Agreement which default continues beyond any applicable grace and cure periods contained in the Agreement, or if no such grace period shall be contained therein, which default continues uncured for a period of thirty (30) days after written notice thereof; provided, however, that if such default is a non-monetary default that cannot be cured within the applicable grace and cure periods, such Member shall not be in default so long as it commences cure within such thirty (30) days and thereafter continues to use diligent efforts to cure its default and does in fact cure such default within an additional sixty (60) days thereafter; and/or (b) a Member who commits (or fails to commit) any act which action or omission that shall constitute fraud, willful misconduct or gross negligence or the willful misapplication or misappropriation of funds in regard to any matter which concerns the Company Property or the Company.

“Developer Approved Project Development Costs” has the meaning set forth in Section 7.1.

“Development Proposal” shall mean a written proposal for a Project which shall contain (i) a narrative description of the Project, including a brief description of the size, location and physical characteristics of the Project, (ii) plans and schematic designs for the Project together with a brief description of the construction methodology and design parameters proposed in respect of such Project, (iii) an estimated development schedule identifying projected time periods for the commencement and completion of the construction of the Project, (iv) a Project Budget, (v) a detailed list and financial description of proposed tenants or end users of the completed Project (including the Tenants’ credit ratings with Standard & Poor’s and/or Moody’s), (vi) the proposed lease terms and rental rates for all leases of the completed Project, (vii) the projected CAP Rate and IRR for the Project, (viii) a designation of the Parcels upon which the Project shall be completed, and (ix) such other information as shall be reasonably required by the Members in evaluating the Development Proposal.

“Distributable Cash” means, in respect of any period of time, the sum of Net Operating Cash Flow and Net Capital Proceeds received by the Company during such period of time.

“Distribution” means a distribution made by the Company to a Member, whether in cash, property or securities and whether by liquidating distribution or otherwise; provided, however, that none of the following shall be a Distribution: (a) any redemption or repurchase by the Company or any Member of any Membership Interests, (b) any recapitalization or exchange of securities of the Company, (c) any subdivision or any combination of any outstanding Membership Interests, or (d) any reasonable fees or remuneration paid to any Member in such Member’s capacity as an Officer, consultant or other provider of services to the Company.

“Draw Report” has the meaning set forth in Section 3.3(G).

“Effective Date” has the meaning set forth in the introductory paragraph.

“ERISA” has the meaning set forth in Section 3.1(C).

“Fair Market Value” means, except as hereinafter provided, the fair market value of the asset in question, as determined in the good faith judgment of the Board, as the amount which would be distributable to the Members if the assets of the Company were sold in an orderly transaction designed to maximize proceeds therefrom, and such proceeds were then distributed in accordance with Sections 5.3 and 11.2, as determined in good faith by the Board with due regard to the value implied by any transaction giving rise to the need for a determination of Fair Market Value, in each case without discount for minority interest.  Notwithstanding the foregoing, the Fair Market Value of any Property shall, as of the date of the contribution thereof to the Company, be deemed to be the Land Valuation of such Property.

“Fiscal Year” means the fiscal year of the Company beginning on July 1st of each year and ending on June 30th of the next succeeding year.  Each Fiscal Year shall commence on the day immediately following the last day of the immediately preceding Fiscal Year.

“Flow Through Entity” has the meaning set forth in Section 3.1(C).

“Formation Date” means the date set forth in the recitals above.

“GAAP” has the meaning set forth in Section 6.7.

“Governmental Body” means the U.S. federal government or any government of any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of, or pertaining to, government having competent jurisdiction.

“GrandView Land” means the real property legally described on Exhibit “A-1” attached hereto.

“GrandView Lot” means each lot of real property in the GrandView Land itemized on Exhibit G.

“Gurnee Land” means the real property legally described on Exhibit “A-6”.

“Gurnee Lot” means each lot of real property in the Gurnee Land itemized on Exhibit G.

“Hurdle Returns” shall mean the following minimum returns based on a five (5) year analysis period: (i) a CAP Rate equal to 9%, and (ii) an IRR equal to 10.5% per annum.

“Indemnifying Member” has the meaning set forth in Section 12.3.

“Initiating Member” shall mean the Member who submits a Development Proposal in connection with a Project.

“Investment” as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests, limited liability company interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

“Investment Company Act” shall mean the Investment Company Act of 1940, 15 U.S.C. §§80a-1 through 80a-52, as amended from time to time.

“IRR” shall mean the internal rate of return of a Project after giving effect to all Project Development Costs and Project Operating Costs, supported by an estimate of the Project NOI anticipated from such Project over a five (5) year period (including, without limitation, the revenues and expenses anticipated to be generated in connection with a sale or other final disposition of such Project).

“LakeView (East) Land” means the real property legally described on Exhibit “A-2” attached hereto.

“LakeView (East) Lot” means each lot of real property in the LakeView (East) Land itemized on Exhibit G.

“Land Valuation” means for each Property the amount set forth opposite such Property on Exhibit “C” attached hereto, as may be adjusted pursuant to the Contribution Agreement.

“Land Valuation Reduction Amount” means (i) with respect to the Gurnee Land, an amount equal to Five Hundred Sixty-Six Thousand Four Hundred Forty-Nine and 00/100 Dollars ($566,449), which the Members acknowledge and agree represents the costs reasonably anticipated by the Members to make the Gurnee Land Ready for Development (net of costs that will be paid by a third-party non-Affiliate such as, among other things, a tax increment financing program), as also more fully described in the Contribution Agreement and defined therein as the Gurnee Land Valuation Reduction Amount and (ii) with respect to each of the PrairieWood Land and the Wadsworth Land, an amount equal to the costs reasonably anticipated by the Members to make such Property Ready for Development (net of costs that will be paid by a third-party non-Affiliate such as, among other things, a tax increment financing program), as also more fully described in the Contribution Agreement and defined therein as the PrairieWood Land Valuation Reduction Amount and the Wadsworth Land Valuation Reduction Amount.

“LaSalle” means LaSalle Investment Management, Inc.

“Lock-Out Period” means the period commencing on the Formation Date and expiring on the date that is three (3) years after the Formation Date.

“Lease Commencement Date” shall mean the earlier of (i) the date on which the construction of a Project and any landlord’s work under the applicable Qualified Lease is substantially complete, or (ii) the date the tenant takes possession of the demised premises under a Qualified Lease.

“Loss Transaction” has the meaning set forth in Section 6.1(K).

“Member” means each Person identified on Exhibit “B” hereto as of the date hereof which has executed this Agreement, in each case so long as such Person is shown on the Company’s books and records.  The Members shall constitute the “members” (as that term is defined in the Act) of the Company.  Except as expressly provided herein, the Members shall constitute a single class or group of members of the Company for all purposes of the Act and this Agreement.

“Member Minimum Gain” has the meaning set forth in Treasury Regulation Sections 1.704-2(i)(2) and
1.704-2(i)(3).

“Member Nonrecourse Deductions” has the meaning set forth in Treasury Regulation Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“Membership Interest” means a Member’s interest in the Company (including, without limitation, capital and residual profits of the Company), and the right, if any, to participate in the management of the business and affairs of the Company, including the right, if any, to vote on, consent to, or otherwise participate in, any decision or action of or by the Members and the right to receive information concerning the business and affairs of the Company, in each case to the extent expressly provided in this Agreement or otherwise required by the Act.

“Net Capital Proceeds” means, in respect of any Company Property, the gross proceeds, if any, realized by the Company from the sale, financing, refinancing or other disposition of such Company Property or any interest therein, net of the actual costs and expenses incurred by the Company in connection with the transaction giving rise to such proceeds, including repayment of any indebtedness secured by such Company Property.  Such amounts shall not include amounts received incident to the liquidation of the Company.

“Net Operating Cash Flow” means, for any period (i) all cash revenues, interest, rents and other payments received by the Company during such period (excluding Capital Contributions and Net Capital Proceeds) less (ii) all debt service payments and cash expenses paid by the Company during such period, including Carrying Costs and all additions to reserves contemplated in one or more approved Annual Operating Budgets.

“Non-Competing Affiliate” means, (i) with respect to WISPARK, an Affiliate of such Member that does not regularly engage, either directly or indirectly through one or more Affiliates, in the development or construction of industrial business parks or industrial buildings, and (ii) with respect to CNT Venture, an Affiliate of such Member that does not regularly engage, either directly or indirectly through one or more Affiliates, in the business of electricity or gas generation, transmission or distribution.

“Non-Contributing Member” has the meaning set forth in Section 3.3(H).

“Non-Defaulting Member” means a Member that is not a Defaulting Member.

“Non-Developable Portion of the Steinbrink Land” means that portion of the Steinbrink Land legally described and identified as such on Exhibit “A-3” attached hereto.

“Nonsatisfied Amount” has the meaning set forth in Section 3.3(H).

“Non-Transferring Member” has the meaning set forth in Section 10.3.

“Offer Period” has the meaning set forth in Section 10.3.

“Offeree Value” has the meaning set forth in Section 10.4.

“Offeror Value” has the meaning set forth in Section 10.4.

 “Officer” means each Person designated as an officer of the Company pursuant to Article VI for so long as such Person remains an officer pursuant to the provisions of Article VI.

“Opt-Out Notice” has the meaning set forth in Section 3.3(G).

“Parcel” means any legally subdivided parcel of real property located within any Property.

“Percentage Interest” means the percentage interest of each Member in Profits and Losses of the Company equal, for each of CNT Venture and WISPARK, respectively, to the CNT Venture Percentage and the WISPARK Percentage, as such may be adjusted from time to time in the manner expressly provided herein.

“Person” means a natural person, partnership (whether general or limited), limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity.

“Plan Asset Regulations” has the meaning set forth in Section 3.1(C).

“PrairieWood Land” means the real property legally described on Exhibit “A-5” attached hereto.

“PrairieWood Land Contribution Date” means the date set for the contribution by WISPARK of the PrairieWood Land to the Company, as determined pursuant to the Contribution Agreement.

“Proceeding” has the meaning set forth in Section 8.4.

“Profits” and “Losses”  means, for each Taxable Year, an amount equal to the Company’s taxable income or loss for such Taxable Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(i)            any item of the Company that is exempt from federal income tax shall be added to such taxable income or loss;

(ii)           any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code
Section 705(a)(2)(B) expenditures pursuant to the regulations under Code Section 704(b) shall be subtracted from such taxable income or loss;

(iii)          if the Book Value of any Company property is adjusted pursuant to Treasury Regulation
Section 1.704-1(b)(2)(iv)(e) or (f), or pursuant to Section 3.3(I), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property;

(iv)          gain or loss resulting from any disposition of Company property shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Value;

(v)           items of depreciation, amortization and other cost recovery deductions in respect of Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g);

(vi)          to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code
Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

(vii)         Notwithstanding any other provision of this definition, any items which are allocated pursuant to Sections 5.6 or 5.8 shall not be taken into account in computing Profits or Losses.

“Project” means an industrial development to be completed by a Project Company on one or more Parcels as more fully set forth in a Development Proposal with respect thereto.

“Project Advisor” means (i) for Projects in Wisconsin, CNT Venture or any successor or permitted assignee thereof pursuant to a Project Development Management Agreement (provided that CNT Venture may designate CenterPoint as its agent in performing CNT Venture’s obligations thereunder), and (ii) for Projects in Illinois, WISPARK or any successor or permitted assignee thereof pursuant to a Project Development Management Agreement.

“Project Budget” shall mean, in respect of a Project, a pro forma budget setting forth in detail, among other things, the estimated Annual Net Rent, Project Development Costs, Project Operating Costs, and other receipts and expenditures estimated to be realized or incurred in connection with such Project.  The Project Budget shall include the estimated Project Development Management Fee.

“Project Company” means one or more limited liability companies to be formed by the Members pursuant to the laws of the State of Delaware under Section 7.2.

“Project Company LLC Agreement” means the LLC Agreement in form attached hereto as Exhibit “D”, which will be used for each Project Company.

“Project Development Costs” means, with respect to any Project, the aggregate of the following costs (computed on an accrual basis) for such Project:

(A)          all costs projected to be incurred in connection with the contribution of the applicable Parcel to a Project Company, including, without limitation, financing costs, costs of carry, legal and accounting fees and the costs of the services of any other specialist or professional contemplated by such proposal, title, survey, environmental reports and remediation (if necessary), engineering and similar studies, due diligence expenses, transfer taxes, closing costs, and recordation fees;

(B)           all costs, fees and expenses projected in the Development Proposal to be incurred in connection with the construction and development of such Project, including, without limitation, costs of carry prior to the commencement of scheduled rent payments by the tenant under the applicable lease, land costs, all hard and soft costs and any contingencies therefor reasonably agreed to by the Members projected to be incurred in connection with the Project and the Project Development Management Fee; and

(C)           all capital costs projected to be incurred (on an accrual basis) with respect to initial tenant leases (whether for work done or payments made), including initial tenant improvement work or allowances and commissions paid in connection with such lease.

“Project Development Management Agreement” means a Project Development Management Agreement in the form attached to the Project Company LLC Agreement to be entered into among a Project Company, the applicable Project Development Manager, and the applicable Project Advisor, pursuant to which the Project Development Manager shall manage the construction and development of a Project approved by the Board and the Project Advisor shall provide reasonable assistance in connection therewith.

“Project Development Management Fee” shall mean the development management fee payable under the Project Development Management Agreement.

“Project Development Manager” means (i) for Projects in Wisconsin, WISPARK or any successor or permitted assignee thereof pursuant to a Project Development Management Agreement, and (ii) for Projects in Illinois, CNT Venture or any successor or permitted assignee thereof pursuant to a Project Development Management Agreement (provided that CNT Venture may designate CenterPoint as its agent in performing CNT Venture’s obligations thereunder).

“Project NOI” means the projected Annual Net Rent of a Project as of the Lease Commencement Date as projected in the Development Proposal for such proposed development, reduced by a replacement reserve equal to the product of (i) $0.05, and (ii) the rentable square footage of such proposed development.

“Project Operating Costs” shall mean, with respect to any Project, all costs and expenses projected to be incurred during the applicable twelve (12) month period commencing on the Lease Commencement Date and each anniversary thereof, including, without duplication or limitation (subject to the exclusions described below): (i) projected operating expenses, the cost of capital improvements (if any) and taxes to be incurred for such period, including without limitation, utility charges, costs of materials, normal repair and maintenance costs, capital improvements, real estate taxes and other business taxes (including, without limitation, franchise or similar taxes imposed and applicable to the operations of the proposed development (except as excluded below)), projected license fees, premiums for insurance, and fees of attorneys, accountants, consultants and appraisers allocable to the proposed development, and (ii) the projected management fees, if any, to a Project Property Manager payable pursuant to a Project Property Management Agreement, but excluding, without duplication, (A) expenditures paid or to be paid from insurance proceeds or condemnation awards available for construction of the projected development, and (B) payments with respect to projected federal, state or local income, franchise or similar taxes applicable to the proposed development and all kinds of taxes payable in lieu thereof (other than gross receipts or franchise taxes or similar taxes imposed in respect of the operation of a proposed development regardless of the form of ownership thereof and not determined by reference to net income or gains realized by the owner of the proposed development), and (C) any non-cash charges from depreciation or amortization of the proposed development.

“Project Property Management Agreement” means a Property Management Agreement in the form attached to the Project Company LLC Agreement to be entered into between a Project Company and Project Property Manager pursuant to which Project Property Manager shall manage the leasing and administrative affairs of a completed Project.

“Project Property Manager” means CenterPoint or any successor or permitted assignee thereof pursuant to the Project Property Management Agreement.

“Property” or “Properties” means, individually or in the aggregate, any of the CNT Venture Land and the WISPARK Land.

“Property Management Agreement” means a Property Management Agreement in the form attached hereto as Exhibit F to be entered into among the Company, WISPARK, and CenterPoint, pursuant to which Property Manager shall manage the Property and CenterPoint (with respect to Property in Wisconsin) or WISPARK (with respect to Property in Illinois) shall perform certain financial and bookkeeping services in connection with the Property.

“Property Manager” means (i) for Property in Wisconsin, WISPARK or any successor or permitted assignee thereof pursuant to a Property Management Agreement, and (ii) for Property in Illinois, CNT Venture or any successor or permitted assignee thereof pursuant to a Property Management Agreement.

“Qualified Lease” shall mean a lease for a Project substantially in the form of the standard lease form attached to the Project Company LLC Agreement having an initial term of not less than five (5) years.

“Qualified Project” shall mean any Project that satisfies the Hurdle Returns and which shall be leased to a Qualified Tenant pursuant to a Qualified Lease.

“Qualified Tenant” shall mean a any tenant having a credit rating of at least BBB (S&P) or Baa2 (Moody’s).

“Qualifying Bank” means a bank or trust company that is (i) organized as a banking association or corporation under the laws of the United States or any State thereof, or in the District of Columbia, (ii) subject to supervision or examination by federal, state or District of Columbia banking authorities, (iii) with capital and surplus of not less than $250,000,000, and (iv) the debt securities of which are rated at least “A” by Moody’s Investors Services, Inc. or “A2” by Standard & Poor’s Ratings Group.

“Ready for Development” with respect to any Property means that such Property has all development infrastructure in place, including roads, utilities and storm-water management (in each case, pursuant to and in accordance with all current (as of the Effective Date) applicable laws), and has been accepted by the Member who does not own such Property, in its reasonable discretion, as being readily able to be developed as contemplated by this Agreement.  The standards for determining whether a Property is Ready for Development include the following standards:

(A)          A municipal water line that can be tapped into is located not more than 100 feet from the Property, which will provide sufficient quantities of water for the industrial development of the Property;

(B)           A municipal sanitary sewer line that can be tapped into is located not more than 100 feet from the Property, which will provide sufficient sanitary sewer service for the industrial development of the Property;

(C)           Storm sewer facilities adequate for industrial use are available on the pre-graded Property, including connections to storm sewer drains and lines, storm water detention ponds and/or drainage swales;

(D)          An electrical distribution line that can be tapped into is located not more than 100 feet from the Property, which will provide sufficient quantities of electricity for the industrial development of the Property;

(E)           A natural gas distribution line that can be tapped into is located not more than 100 feet from the Property, which will provide sufficient quantities of natural gas for the industrial development of the Property;

(F)           The Property does not contain any regulated or hazardous substances that will materially impair the industrial development of the Property, and the Property is not currently the subject of an environmental remediation; and

(G)           Common area landscaping has been completed and street lights have been installed in the park containing the Property.

“Reduction Amount” has the meaning set forth in Section 3.3(I).

“Right of First Refusal” has the meaning set forth in Section 10.3.

“ROFR Election Notice” has the meaning set forth in Section 10.3.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Short Term Investments” means U.S. Dollar denominated, readily available instruments consisting of one or more of:

(A)          interest bearing transaction accounts in a Qualifying Bank (including, without limitation, money market accounts);

(B)           time deposits, or certificates of deposit, in a Qualifying Bank, in each case having a maturity of one year or less;

(C)           securities that, at the date of investment, are direct obligations of, or obligations fully guaranteed or insured by, the United States or any agency or instrumentality of the United States having a maturity of not more than one year from the date of purchase;

(D)          such other short-term, liquid investments having a maturity of three months or less rated at least “A” by Moody’s Investor’s Services, Inc. or “A2” by Standard & Poor’s Ratings Group; and

(E)           money market mutual funds with assets of at least FIVE HUNDRED MILLION AND 00/100 DOLLARS ($500,000,000.00), substantially all of which assets consist of obligations of the type included in clauses (i) through (iv) above.

“Stage Three Closing Date” means the date set for the contribution, if at all, by CNT Venture of the Wadsworth Land to the Company, as determined pursuant to the Contribution Agreement.

“Steinbrink Deposit” means the FIFTY THOUSAND AND 00/100 DOLLARS ($50,000.00) deposit made by WISPARK in connection with and pursuant to the Steinbrink Option.

“Steinbrink Land” means the real property legally described on Exhibit “A-3”.

“Steinbrink Land Closing Date” means the date that the Steinbrink Land is purchased by the Company, as more fully defined in the Contribution Agreement.

“Steinbrink Option” means that certain Option to Purchase, dated August 1, 2003 (as amended), between WISPARK and John Steinbrink, Roberta Steinbrink and Peter Steinbrink with respect to the Steinbrink Land.

“Subsidiary” means, in respect of any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the membership, partnership or other similar ownership interest thereof or the power to elect a majority of the members or the governing body thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director, general partner or managing member of such limited liability company, partnership, association or other business entity.

“Target Building Area” means, with respect to each GrandView Lot, LakeView (East) Lot, and Gurnee Lot, the product obtained by multiplying the Target Building Area Multiplier by the total developable acreage (expressed as square footage) of such lot that is reflected on Exhibit G.

“Target Building Area Multiplier” means, with respect to each GrandView Lot, LakeView (East) Lot, and Gurnee Lot, the percentage set forth opposite each GrandView Lot, LakeView (East) Lot, and Gurnee Lot, and identified as such on Exhibit G.

“Target Building Area Reduction Amount” means, with respect to each GrandView Lot, LakeView (East) Lot, and Gurnee Lot, the amount (if any) by which the actual rentable square footage of an industrial building approved for such lot by the applicable Governmental Bodies is reduced below the Target Building Area as a result of any obligation imposed by such Governmental Bodies for the creation of Additional Drainage Areas on the subject lot.

“Target Building Area Reduction Percentage” means, with respect to each GrandView Lot, LakeView (East) Lot, and Gurnee Lot, the percentage obtained by dividing (i) the Target Building Area Reduction Amount, by (ii) the Target Building Area of the subject lot.

“Tax Matters Partner” has the meaning set forth in Section 9.2.

“Taxable Year” means the Company’s taxable year ending on the last day of each calendar year (or part thereof, in the case of the Company’s last taxable year), or such other year as is (i) required by Section 706 of the Code or (ii) determined by the Board.

“Termination Date” shall mean the date ten (10) years from the Effective Date.

“Transfer” has the meaning set forth in Section 10.1.

“Transfer Notice” has the meaning set forth in Section 10.3.

“Transferring Member” has the meaning set forth in Section 10.3.

“Treasury Regulations” means the Federal income tax regulations, including any temporary or proposed regulations, promulgated under the Code, and any successor regulations thereto.

“Wadsworth Land” means the real property legally described on Exhibit “A-7”.

“Wadsworth Land Contribution Notice” means a notice provided by WISPARK to CNT Venture requesting that the Wadsworth Land be contributed to the Company, as more fully defined in the Contribution Agreement.

“Wisconsin Energy” means Wisconsin Energy Corporation.

“WISPARK” has the meaning set forth in the introductory paragraph.

“WISPARK Contribution Amount” means the aggregate amount of all Capital Contributions made by WISPARK from time to time, less the distributions made to WISPARK under Section 5.2(A)-(C), inclusive.

“WISPARK Land” means collectively, the GrandView Land, the LakeView (East) Land, the Badger Land, the PrairieWood Land, and the Steinbrink Land.

“WISPARK Percentage” means the quotient, expressed as a percentage, of (i) the WISPARK Contribution Amount, divided by (ii) the sum of (x) the WISPARK Contribution Amount plus (y) the CNT Venture Contribution Amount.

Section 1.2            Construction.  Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine and neuter and the singular number includes the plural number and vice versa.  All references to Articles and Sections refer to articles and sections of this Agreement, and all references to Exhibits are to the Exhibits attached hereto, each of which is made a part hereof for all purposes.

Section 1.3            Including.  Reference in this Agreement to “including,” “includes” and “include” shall be deemed to be followed by “without limitation.”

ARTICLE II
ORGANIZATION

Section 2.1            Formation.  The Company has been organized as a Delaware limited liability company on the Formation Date by the execution and filing of the Certificate under and pursuant to the Act and shall be continued in accordance with the terms of this Agreement.  The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Act and this Agreement.  To the extent that the rights, powers, duties, obligations and liabilities of the Members are different by any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

Section 2.2            Company Name.  The name of the Company shall be “CenterPoint WISPARK Land Company LLC” and all Company business shall be conducted in that name or such other names that comply with applicable law as the Board may select from time to time.  Notification of any change in the name of the Company shall be given to all Members.  The Company’s business may be conducted under its name and/or any other name or names deemed advisable by the Board.

Section 2.3            The Certificate, Etc.  The Certificate was filed with the Secretary of State of the State of Delaware on the Formation Date.  The Members hereby agree to execute, file and record all such other certificates and documents, including amendments to the Certificate and to do such other acts as may be appropriate to comply with all requirements for the formation, continuation and operation of a limited liability company, the ownership of property, and the conduct of business under the laws of the State of Delaware and any other jurisdiction in which the Company may own property or conduct business.

Section 2.4            Term of the Company.  The term of the Company commenced on the Formation Date and shall continue in existence until termination and dissolution thereof as determined under Section 11.1 of this Agreement.

Section 2.5            Registered Office; Registered Agent; Principal Office; Other Offices.   The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Board may designate from time to time in the manner provided by law.  The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Board may designate from time to time in the manner provided by law.  The principal office of the Company shall be at such place as the Board may designate from time to time, which need not be in the State of Delaware, and the Company shall maintain records there.  The Company may have such other offices as the Board may designate from time to time.

Section 2.6            Purposes.  The nature of the business or purposes to be conducted or promoted by the Company is to acquire, own and operate the Property contributed to the Company and to develop, lease and sell the Property (and portions thereof) as industrial business parks.  The Company may engage in any and all activities necessary or directly related to the accomplishment of the foregoing; the Company shall not engage in any other activities without the prior written agreement of all of the Members.  Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the laws of the State of Delaware.

Section 2.7            Powers of the Company.  Subject to the provisions of this Agreement, the Company shall have the power and authority to take any and all actions necessary or appropriate for the accomplishment of the purposes of the Company set forth in Section 2.6, including, without limitation, the power, either directly or through one or more Subsidiaries or Affiliates:

(i)            to conduct its business, carry on its operations and have and exercise the powers granted to a limited liability company by the Act in any state or district of the United States;

(ii)           to acquire by purchase, lease, contribution of property or otherwise, develop, rehabilitate, own, hold, operate, maintain, finance, refinance, improve, lease, sell, convey, mortgage, transfer, demolish or dispose of the Property (or any portion thereof) or personal property that may be necessary or appropriate for the accomplishment of the purposes of the Company;

(iii)          to enter into, perform and carry out contracts of any kind, including contracts with any Member or any Affiliate thereof, or any agent of the Company necessary or appropriate for the accomplishment of the purposes of the Company, including agreements for the management of the affairs of the Company;

(iv)          to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic corporations, associations, general or limited partnerships (including the power to be admitted as a partner thereof and to exercise the rights and perform the duties created thereby), trusts, limited liability companies (including the power to be admitted as a member or appointed as a manager thereof and to exercise the rights and to perform the duties created thereby) or individuals or direct or indirect obligations of the United States or any state, governmental district or municipality or of any instrumentality of any of them to the extent necessary or appropriate for the accomplishment of the purposes of the Company;

(v)           to lend money, to invest and reinvest its funds and to take and hold real and personal property for the payment of funds so loaned or invested, each to the extent necessary or appropriate for the accomplishment of the purposes of the Company;

(vi)          to sue and be sued, complain and defend, and participate in administrative or other proceedings, in its name;

(vii)         to appoint agents of the Company and define their duties and fix their compensation;

(viii)        to indemnify any Person in accordance with the Act (subject to Section 8.4) and to obtain any and all types of insurance;

(ix)           to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action in respect of any lease, contract or security agreement in respect of any assets of the Company to the extent necessary or appropriate for the accomplishment of the purposes of the Company;

(x)            to borrow money and issue evidences of indebtedness and guaranty indebtedness and to secure the same by a mortgage, pledge or other lien on the assets of the Company to the extent necessary or appropriate for the accomplishment of the purposes of the Company;

(xi)           to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities; and

(xii)          to make, execute, acknowledge and file any and all documents or instruments necessary or appropriate for the accomplishment of the purposes of the Company.

Section 2.8            Board Authority.  Subject to the provisions of this Agreement, and in furtherance of the purposes of the Company as set forth in Section 2.6 above, (i) the Company may, upon the direction of the Board, enter into and perform any and all documents, agreements and instruments contemplated thereby, all without any further act, vote or approval of any Member, and (ii) the Board may authorize any Person (including any Member or Officer) to enter into and perform any and all documents, agreements and instruments on behalf of the Company.  Each Person so authorized by the Board, whether pursuant to this Agreement or subsequent action of the Board, shall be deemed a “manager” for purposes of the Act.

Section 2.9            Foreign Qualification.  Prior to the Company’s conducting business in any jurisdiction other than Delaware, the Board shall cause the Company to comply with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction.  At the request of the Board or any Officer, each Member shall execute, acknowledge, swear to and deliver any or all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

Section 2.10         No State-Law Partnership.  The Members intend that the Company shall not be a partnership (including a general or limited partnership) or joint venture, and that no Member shall be a partner or joint venturer of any other Member by virtue of this Agreement, for any purposes other than federal and, if applicable, state tax purposes, and neither this Agreement nor any other document entered into by the Company or any Member shall be construed to suggest otherwise.  The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

ARTICLE III
MEMBERSHIP; CONTRIBUTIONS

Section 3.1            Members.

(A)          Names, etc.  The names, residence, business or mailing addresses and Capital Contributions of each Member are set forth on Exhibit “B”.  Any reference in this Agreement to Exhibit “B” shall be deemed to be a reference to Exhibit “B” as amended and in effect from time to time in accordance with the terms of this Agreement.  Each Person listed on Exhibit “B” shall, upon his, her or its execution of this Agreement or counterpart thereto, be admitted to the Company as a Member of the Company.

(B)           Loans by Members.  No Member, as such, shall be required to lend any funds to the Company or to make any contribution of capital to the Company, except as otherwise required by applicable law, this Agreement, or any other written agreement between such Member and the Company explicitly requiring the making of capital contributions.  Any Member may, with the approval of the Board, make loans to the Company, and any loan by a Member to the Company shall not be considered to be a Capital Contribution.  Such loans shall be at prevailing market rates and on such terms as shall be specified and agreed to by the Board.

(C)           Representations and Warranties of Members.  Each Member hereby represents and warrants to the Company and acknowledges that:

(i)            such Member has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto;

(ii)           such Member has reviewed and evaluated all information necessary to assess the merits and risks of his, her or its investment in the Company and has had answered to its satisfaction any and all questions regarding such information;

(iii)          such Member is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time;

(iv)          such Member is acquiring its interest in the Company for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof;

(v)           the interests in the capital and residual profits of the Company have not been registered under the securities laws of any jurisdiction and cannot be disposed of unless they are subsequently registered and/or qualified under applicable securities laws and the provisions of this Agreement have been complied with;

(vi)          the execution, delivery and performance of this Agreement have been duly authorized by such Member and do not require such Member to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any law or regulation applicable to such Member or other governing documents or any agreement or instrument to which such Member is a party or by which such Member is bound, and the Person executing this Agreement on behalf of such Member has been duly authorized to do so;

(vii)         the determination of such Member to invest in the Company has been made by such Member independent of any other Member and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company and its subsidiaries which may have been made or given by any other Member or by any Affiliate or agent of any other Member;

(viii)        this Agreement is valid, binding and enforceable against such Member in accordance with its terms;

(ix)           if a Member is a partnership, limited liability company or other entity classified as a partnership for federal income tax purposes, or a grantor trust (within the meaning of Sections 671-679 of the Code) or an S corporation (within the meaning of Section 1361 of the Code) (each, a “Flow Through Entity”), that either: (a) no Person will own, directly or indirectly through one or more flow-through entities, an interest in such Member where more than seventy percent (70%) of the value of the Person’s interest in such Member is attributable to such Member’s investment in the Company; or (b) if one or more Persons will own, directly or indirectly through one or more Flow-Through Entities, an interest in such Member where more than seventy percent (70%) of the value of the Person’s interest in such Member is attributable to the Member’s investment in the Company, neither the Member nor any such Person has or will have any intent or purpose of having such Person invest in the Company indirectly through the Member in order to enable the Company to satisfy the 100-Member limitation in Treas. Reg. §1.7704-1(h) (the private placement safe harbor from publicly traded status);

(x)            unless such Member has notified the Board to the contrary, that such Member:  (a) is a United States Person within the meaning of Section 7701 of the Code (i.e., is not any of the following (as defined in the Code): a nonresident alien individual, foreign partnership, foreign corporation, foreign estate, foreign trust, other foreign entity or organization, or grantor trust having a foreign person as an owner); (b) shall notify the

Company within sixty (60) days of the date such Member ceases to be a United States Person; and (c) may be asked to recertify its non-foreign status at periodic intervals (and that this information may be disclosed to the Internal Revenue Service);

(xi)           if such Member will beneficially own ten percent (10%) or more of the Membership Interests in the Company, the Member is not an “investment company” as defined in the Investment Company Act nor is the Member itself relying on Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as an exemption from classification as an “investment company”;

(xii)          such Member is not holding and, for the term of the Company, will not hold “plan assets,” as that term is defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules and regulations promulgated thereunder, including, without limitation, the Department of Labor Regulations Section 2510.3-101 (the “Plan Asset Regulations”), and, consequently, the administration and management of the Company and the investment of the Company’s assets are not, and will not be, subject to the fiduciary duty requirements of ERISA; and

(xiii)         such Member (nor any person owning an interest in such Member) is not (nor will it be) a person with whom the Company or any other Member is restricted from doing business with under regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury of the United States of America (including, those persons named on OFAC’s Specially Designated Nationals and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and such Member is not engaging in, and shall not knowingly engage in, any dealings or transactions with such persons.

Section 3.2            No Liability of Members.

(A)          No Liability.  Except as otherwise required by applicable law, no Member shall have any personal liability whatsoever in such Member’s capacity as a Member, whether to the Company, to any of the other Members, to the creditors of the Company or to any other third party, for the debts, liabilities, commitments or any other obligations of the Company or for any losses of the Company.  Each Member shall be liable only to make such Member’s Capital Contributions to the Company pursuant to the terms and conditions provided expressly herein.

(B)           Distributions.  In accordance with the Act and the laws of the State of Delaware, a member of a limited liability company may, under certain circumstances, be required to return amounts previously distributed to such member.  It is the intent of the Members that no distribution to any Member pursuant to Article V hereof shall be deemed a return of money or other property paid or distributed in violation of the Act.  The payment of any such money or distribution of any such property to a Member shall be deemed to be a compromise within the meaning of the Act, and the Member receiving any such money or property shall not be required to return to any Person any such money or property.  However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any other Member.

Section 3.3            Capital Contributions.

(A)          Each Member, by execution of this Agreement, agrees to make Capital Contributions, in accordance with the terms of this Agreement.

(B)           Stage One Contributions.  On the Effective Date, the Members shall make the following Capital Contributions to the Company:

(i)            WISPARK shall (a) contribute the GrandView Land and the LakeView (East) Land and (b) assign the Steinbrink Option to the Company;

(ii)           CNT Venture shall contribute (a) the Gurnee Land and (b) cash in the amount equal to (1) 52.5% of the Land Valuation for the GrandView Land and the LakeView (East) Land and (2) $26,250, representing 52.5% of the Steinbrink Deposit (collectively, the “CNT Venture Stage One Cash Contribution”).

(C)           Stage Two Contributions:

(i)            PrairieWood Land.  If WISPARK shall have timely received a PrairieWood Land Contribution Notice pursuant to the Contribution Agreement, then on the PrairieWood Land Contribution Date, the Members shall make the following Capital Contributions to the Company:

(1)                                  WISPARK shall contribute the PrairieWood Land; and

(2)                                  CNT Venture shall contribute cash in an amount equal to fifty-five percent (55%) of the Land Valuation for the PrairieWood Land.

(ii)           Badger Land.  If WISPARK shall have timely received a Badger Land Contribution Notice pursuant to the Contribution Agreement, then on the Badger Land Contribution Date, the Members shall make the following Capital Contributions to the Company:

(1)                                  WISPARK shall contribute the Badger Land; and

(2)                                  CNT Venture shall contribute cash in an amount equal to fifty-five percent (55%) of the Land Valuation for the Badger Land.

(D)          Stage Three Contribution.  If CNT Venture shall have timely received a Wadsworth Land Contribution Notice pursuant to the Contribution Agreement, then on the Stage Three Closing Date CNT Venture shall contribute to the Company the Wadsworth Land.

(E)           Steinbrink Contribution.  On the Steinbrink Land Closing Date, CNT Venture shall contribute cash in an amount equal to the Land Valuation for the Steinbrink Land, plus closing costs (including reasonable attorneys fees related to the closing) but less the Steinbrink Deposit, to the Company.

(F)           Supplemental Contributions of Property.

(i)            The Members acknowledge that as of the Effective Date, the Gurnee Land is not Ready for Development and, in accordance with the definition of “Capital Contribution” set forth in Section 1.1 above, the value of the Capital Contribution attributable to the Gurnee Land shall be reduced by the applicable Land Valuation Reduction Amount.  In addition, in the event that the PrairieWood Land or Wadsworth Land is not Ready for Development when such Property is contributed to the Company, then, in accordance with the definition of “Capital Contribution” set forth in Section 1.1 above, the value of the Capital Contribution attributable to such Property shall be reduced at the time of contribution by the applicable Land Valuation Reduction Amount.  With respect to the Gurnee Land and, to the extent not Ready for Development as of the date of contribution, the PrairieWood Land and the Wadsworth Land, the Member so contributing such Property shall, at such Member’s expense, (i) continue to use diligent efforts to cause the contributed Property to be Ready for Development within a reasonable period of time as shall be reasonably acceptable to the Members, (ii) report to the Company on a periodic basis (but in no event less frequently than monthly) and keep the Company fully informed as to the progress in making such Property Ready for Development and the payment of the cost for same, and (iii) indemnify and hold the Company and its other Members harmless from and against any and all costs that are incurred by the Company or such other Members in connection with making such Property Ready for Development (regardless of whether such costs exceed the Land Valuation Reduction Amount applicable thereto).  The failure to timely make any such Property Ready for Development in accordance with this Section shall constitute a default hereunder by the Member contributing such Property.  When such contributed Property has been made Ready for Development the value of the contributing Member’s Capital Contribution related to such Property shall be automatically increased by the applicable Land Valuation Reduction Amount (but not in excess of such Land Valuation Reduction Amount) and, in the case of the PrairieWood Land, CNT Venture shall make a Capital Contribution of cash in the amount of 55% of the Land Valuation Reduction Amount.

(ii)           In the event that WISPARK remediates and contributes to the Company any portion of the WISPARK Land designated as a Carved-Out PrairieWood/Badger Lot, as defined in and pursuant to Section 6.2(4) of the Contribution Agreement, then (1) WISPARK shall contribute such Carved-Out PrairieWood/Badger Lot to the Company and (2) CNT Venture shall make a Capital Contribution of cash in respect thereof in an amount equal to 55% of the Land Valuation allocable to such Carved-Out PrairieWood/Badger Lot, each within the time period provided in the Contribution Agreement.

(iii)          In the event that CNT Venture remediates and contributes to the Company any portion of the Wadsworth Land designated as a Carved-Out Wadsworth Lot, as defined in and pursuant to Section 6.3(4) of the Contribution Agreement, then CNT

Venture shall contribute such Carved-Out Wadsworth Lot to the Company within the time period provided in the Contribution Agreement.

(iv)          If CNT Venture shall have timely received a Supplemental Wadsworth Land Contribution Notice pursuant to the Contribution Agreement, then CNT Venture shall contribute to the Company the Supplemental Wadsworth Land within the time period provided in the Contribution Agreement.

(v)           If CNT Venture shall be required to contribute any property adjacent to the Gurnee Land pursuant to Section 12.2 of the Contribution Agreement, then CNT Venture shall contribute to the Company such property within the time period provided in the Contribution Agreement.

(G)           The Company may through its Board call Capital Contributions from the Members from time to time (each a “Capital Call”) in accordance with a Draw Report.  Subject to WISPARK’s right to opt out of certain Capital Contributions as provided in this Section 3.3(G), with respect to each such Capital Call the Members shall make Capital Contributions to the Company equal to the amount of such Capital Call pro rata based upon their Percentage Interests.  With respect to each Capital Call, the Board shall deliver to the Members along with written notice of such Capital Call a detailed description of the use of the proceeds thereof and the particular items being funded thereby in substantially the form of Exhibit “E” (a “Draw Report”).  The Board shall be authorized to make Capital Calls and issue Draw Reports only with respect to: (i) capital or operating expenditures in respect of the Company Property to the extent provided for in the current Annual Operating Budget for such Company Property and in excess of available cash in the Company, and (ii) such other matters as may be approved by the Board from time to time.  Within fifteen (15) days after the notice of such Capital Call by the Board, each Member shall contribute in cash its share (in accordance with its Percentage Interest) of the Capital Contribution so called for.  Notwithstanding the foregoing, WISPARK may elect not to make all or a portion of a Capital Contribution described in this Section 3.3(G) to the extent that expenditures in respect thereof (y) are not provided for in the current Annual Operating Budget as matters to be funded by Capital Contributions, or (z) relate to any matter to which the Board Members appointed by WISPARK objected in writing at the time for approval of the applicable Annual Operating Budget, by providing written notice to the Board and CNT Venture (an “Opt-Out Notice”) within ten (10) days after WISPARK’s receipt of the Capital Call (the failure to provide such Opt-Out Notice timely being deemed a waiver of the right to opt out of making any such Capital Contribution with respect to such Capital Call and WISPARK shall thereafter be obligated to make such Capital Contribution in the manner herein set forth).  To the extent WISPARK timely elects not to make any such Capital Contribution pursuant to the preceding sentence, then CNT Venture shall make such Capital Contribution to the Company prior to the date upon which the funding of any Capital Call is due equal to the amount set forth in Opt-Out Notice.

(H)          If a Member (a “Non-Contributing Member”) fails to make its share of a cash contribution required under paragraphs (B) through (G) of this Section 3.3 (its share, the “Nonsatisfied Amount”) called for in accordance herewith, the other Member (the “Contributing Member”) may, with the consent of the Board, advance to the Company the Nonsatisfied Amount on behalf of the Non-Contributing Member five (5) days after written notice to the

Non-Contributing Member.  Each advance, aggregating the amount of the Nonsatisfied Amount, shall be treated as a loan (an “Advance Loan”) from the respective Contributing Member to the Non-Contributing Member (followed by a capital contribution to the Company of the Nonsatisfied Amount by the Non-Contributing Member).  The Advance Loan shall bear interest at a rate equal to one-hundred-forty percent (140%) of the AFR.  The Advance Loan shall be without recourse to the Non-Contributing Member, and shall be payable, at the Non-Contributing Member’s discretion, either (i) solely out of distributions to the Members which are otherwise payable to the Non-Contributing Member by the Company, or (ii) in cash to the Contributing Member, payment to be made in all events at least three (3) business days prior to such time as such amount is converted into capital in accordance herewith.   Each Contributing Member shall have the option to convert to a Capital Contribution the underpaid portion of the Advance Loan advanced by it, including any accrued and unpaid interest, at any time beginning one-hundred (100) days after such Advance Loan was made upon at least ten (10) business days’ prior written notice to the Company and the Non-Contributing Member.  Upon exercise of this conversion option, such Contributing Member’s Percentage Interest shall be increased to that number of percentage points equal to the product of (x) the fraction with a numerator equal to the Contributing Member’s Contribution Amount plus such Advance Loan outstanding (including accrued and unpaid interest) and to be converted on such date, and a denominator equal to the sum of all the Members’ Contribution Amounts immediately after such time as the Capital Contributions referred to in this Section 3.3(H), including the converted Advance Loan, have been made, and (y) 100%, and the Non-Contributing Member’s Percentage Interest shall be correspondingly reduced (but not below zero).  As collateral security for the performance and observance of each Member’s obligations under this Agreement (and especially this Section 3.3), each Member defined herein as a Non-Contributing Member hereby pledges, hypothecates, mortgages, assigns, transfers and grants a continuing security interest and lien in all of its right, title and interest in and to its interest in the Company to the Contributing Member.   The security interest and lien created hereby shall remain in full force and effect until such Non-Contributing Member’s satisfaction in full of its obligations under this Agreement (and especially this Section 3.3), whereupon the security interest and lien created hereby shall cease and terminate until such time as such Member shall once again be deemed a Non-Contributing Member, and the pledge created hereby shall be deemed terminated until such time, without further liability on the part of the Non-Contributing Member.

(I)            Adjustments for Target Building Area Reductions.  The Members agree that the Land Valuation for the GrandView Land, the LakeView (East) Land, and the Gurnee Land is based upon the assumption that the actual rentable square footage of an industrial building approved by the applicable Governmental Bodies for each GrandView Lot, LakeView (East) Lot, and Gurnee Lot will not be reduced below the Target Building Area as a result of any obligation imposed by such Governmental Bodies for the creation of Additional Drainage Areas on the subject lot.  If, after the contribution of the applicable Property to the Company, but prior to the sale of an applicable GrandView Lot, LakeView (East) Lot, or Gurnee Lot, the actual rentable square footage of an industrial building for any such lot must be reduced below the Target Building Area for such lot as a result of an obligation imposed by a Governmental Body for the creation of Additional Drainage Areas on the subject lot, then the WISPARK Contribution Amount (with respect to the Grandview Land or LakeView (East) Land) or the CNT Venture Contribution Amount (with respect to the Gurnee Land), as the case may be, and

(b) the Book Value of the GrandView Land, the LakeView (East) Land, or the Gurnee Land, as the case may be, shall, as of the date of such determination (but not on a retroactive basis), be reduced by an amount (the “Reduction Amount”) equal to the product obtained by multiplying (i) the Target Building Area Reduction Percentage, by (ii) the total developable acreage (expressed in square feet) for such lot as reflected on Exhibit G, by (iii) the price per square foot applicable to such Property as set forth on Exhibit C attached hereto; provided, however, that the foregoing reductions shall not apply if (l) the obligation for the creation of such Additional Drainage Areas has no adverse effect on the market value actually derived from any sale of the subject lot, or (m) the obligation for the creation of such Additional Drainage Areas arose as a result of any action taken by the Company or the Member that did not contribute the Property to which the subject lot relates.  In any such event with respect to the GrandView Land or the LakeView (East) Land (but not the Gurnee Land), thereafter, (w) WISPARK shall make an additional cash contribution to the Company in an amount equal to 52.5% of the Reduction Amount, (x) WISPARK’s Contribution Amount shall be increased by an amount equal to 52.5% the Reduction Amount, (y) the Company shall distribute 52.5% of the Reduction Amount to CNT Venture, and (z) CNT Venture’s Contribution Amount shall be decreased by an amount equal to 52.5% of the Reduction Amount.  With respect to any Property subject to the foregoing reductions, the Member not contributing such Property shall be entitled to reasonably and in good faith actively participate in any negotiations with the Governing Body with respect to any proposed creation of Additional Drainage Areas.

Section 3.4            Certification of Membership Interests.  The Company may in its discretion issue certificates to the Members representing the interest in the capital and residual profits held by such Member.

Section 3.5            Other Activities.  Subject to the other express provisions of this Agreement and any other agreements with the Company, including, without limitation, any services agreements to which a Member or Affiliate of a Member may be a party, and further subject to the limitations set forth in the Contribution Agreement (including the covenants not to compete set forth therein), each Member, member of the Board or Officer of the Company, at any time and from time to time may engage in and own interests in other business ventures of any type and description, independently or with others (including business ventures in competition with the Company).

ARTICLE IV
CAPITAL ACCOUNTS

Section 4.1            Establishment and Determination of Capital Accounts.  A capital account (“Capital Account”) shall be established for each Member on the books of the Company.  The initial value of each such Capital Account shall be equal to the respective Member’s initial Capital Contribution.  Each Member’s Capital Account shall be (a) increased by any Capital Contributions made by such Member pursuant to the terms of this Agreement and such Member’s share of Profits and any other items of income and gain allocated to such Member pursuant to Article V (other than Section 5.8), (b) decreased by such Member’s share of Losses, the amount of cash or the Fair Market Value of any other Company Property (net of liabilities assumed by such Member and liabilities to which such property is subject) distributed to such Member, the amount of any reduction of interests allocated to such Member pursuant to

Section 3.3(H), and any other item of loss or deduction allocated to such Member pursuant to Article V, and (c) adjusted as otherwise required by the Code and the regulations thereunder, including but not limited to, the rules of Treasury Regulation
Section 1.704-1(b)(2)(iv).  Any references in this Agreement to the Capital Account of a Member shall be deemed to refer to such Capital Account as the same may be increased or decreased from time to time as set forth above.

Section 4.2            Negative Capital Accounts.  Except as expressly provided herein, or as required by applicable law, no Member shall be required to pay to the Company or any other Member any deficit or negative balance which may exist from time to time in such Member’s Capital Account.

Section 4.3            Company Capital.  No Member shall be paid interest on any Capital Contribution to the Company or on such Member’s Capital Account, and no Member shall have any right (a) to demand the return of such Member’s Capital Contribution or any other distribution from the Company (whether upon resignation, withdrawal or otherwise), except upon dissolution of the Company pursuant to Article XI hereof, or (b) to cause a partition of the Company’s assets; provided, however, that interest restrictions in this Section shall not apply to an Advance Loan, the maker of which is entitled to receive interest as provided in Section 3.3(H).

Section 4.4            Compliance With Section 1.704-1(b).  The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Treasury Regulations, and shall be interpreted and applied in a manner consistent with such Treasury Regulations.  In the event the Board shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Member), are computed in order to comply with such regulation, the Board may make such modification; provided that it is not likely to have a material effect on the amounts distributable to any Member pursuant to Article XI upon the dissolution of the Company.  The Board also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Treas. Reg. §1.704-1(b)(iv)(g), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treas. Reg. §1.704-1(b).

Section 4.5            Transfer of Capital Accounts.  The original Capital Account established for each substituted Member shall be in the same amount as the Capital Account of the Member which such substituted Member succeeds, at the time such substituted Member is admitted to the Company.  The Capital Account of any Member whose interest in the Company shall be increased or decreased by means of the transfer to it of all or part of the Membership Interest of another Member shall be appropriately adjusted to reflect such transfer.  Any reference in this Agreement to a Capital Contribution of or distribution to a Member that has succeeded any other Member shall include any Capital Contributions or distributions previously made by or to the former Member on account of the Membership Interest of such former Member transferred to such Member.

ARTICLE V
DISTRIBUTIONS; ALLOCATIONS OF PROFITS AND LOSSES

Section 5.1            Generally.  Subject to the provisions of Section 18-607 of the Act and to the provisions of this Article V, the Board shall make distributions of Distributable Cash to its Members not less frequently than quarterly, in each case in accordance with a distribution policy established by the Board from time to time and subject to the retention and establishment of or reserves of, or payment to third parties of, such funds as it deems necessary in respect of the reasonable business needs of the Company which shall include the payment or the making of provision for the payment when due of the Company’s obligations.

Section 5.2            Distributions at Contribution.

(A)          Stage One Distributions.

(i)            On the Effective Date, the Board shall cause the Company to distribute to WISPARK cash in an amount equal to the CNT Venture Stage One Cash Contribution;

(ii)           Upon execution of this Agreement by all parties the Board shall (a) cause the Company to assume the obligations of WISPARK under the Steinbrink Option and (b) cause the Company to distribute to WISPARK cash in the amount equal to $26,250, representing 52.5% of the Steinbrink Deposit.  As further set forth in the Contribution Agreement, the Company may assign the Steinbrink Option back to WISPARK, in which event WISPARK shall promptly reimburse the Company the $26,250 that was distributed to WISPARK as set forth herein.

(B)           Stage Two Distributions.

(i)            On the PrairieWood Land Contribution Date, the Company shall distribute to WISPARK cash in an amount equal to 55% of the Land Valuation for the PrairieWood Land; provided, however, that if on the PrairieWood Land Contribution Date the PrairieWood Land is not Ready for Development, then the distribution to WISPARK shall be reduced by 55% of the Land Valuation Reduction Amount applicable to the PrairieWood Land, and when the PrairieWood Land has been made Ready for Development the Company shall promptly distribute to WISPARK cash in the amount of 55% of such Land Valuation Reduction Amount; and

(ii)           On the Badger Land Contribution Date, the Company shall distribute to WISPARK cash in an amount equal to 55% of the Land Valuation for the Badger Land.

(C)           Distributions in Respect of Supplemental Contributions of Property.  Contemporaneous with the contributions contemplated by Section 3.3(F)(ii) with respect to a Carved-Out PrairieWood/Badger Lot, the Company shall distribute to WISPARK cash in the amount equal to 55% of the Land Valuation allocable to such Carved-Out PrairieWood/Badger Lot.

(D)          Distributions pursuant to this Section 5.2 shall reimburse WISPARK for certain expenditures under Treasury Regulation 1.707-4(d) to the extent permitted under such Treasury Regulation.

Section 5.3            Distributable Cash Distributions.  Subject to Section 5.1, and not in limitation of Section 5.2, distributions of Distributable Cash pursuant to this Section 5.3 shall be made, to the extent of Distributable Cash, to each Member in the following order and priority:

(i)            First, to the repayment of any Advance Loans made pursuant to Section 3.3(H).

(ii)           Second, to the Members, in accordance with their respective Percentage Interests.

Section 5.4            Tax Distributions.  Subject to the provisions of Section 18-607 of the Act, the Board shall cause the Company to distribute to the Members in proportion to their respective Percentage Interests within thirty (30) days after the end of each quarter of each Taxable Year an aggregate amount equal to the “hypothetical income tax amount,” determined as the product of (i) the sum of 5% plus the daily weighted average highest marginal U.S. federal income tax rate applicable to domestic corporations in effect for such quarter, expressed as a percentage, and (ii) the excess, if any, of (A) the cumulative amount of the Company’s net taxable income, gain, loss and deduction over its life determined as of the end of such quarter, over (B) the larger of zero or the cumulative amount of the Company’s net taxable income, gain, loss and deduction over its life determined as of the beginning of such quarter.  At the time such distributions are made, the Company shall also deliver to each Member a written statement which sets forth in reasonable detail the calculation of the hypothetical income tax amount for such quarter and the amount of each Member’s share thereof.

Section 5.5            Allocation of Profits and Losses.

(A)          Allocations.  The items of income, expense, gain and loss of the Company comprising Profit or Loss for a Taxable Year shall be allocated among the Members during such Taxable Year (after allocations pursuant to Section 5.6) in a manner that will, as nearly as possible, cause the Capital Account balance of each Member at the end of such Taxable Year to equal the amount (which may be positive or negative) of:

(i)            the hypothetical distribution that such Member would receive if, on the last day of the Taxable Year, (x) all Company assets, including cash, were sold for cash equal to their Book Value, taking into account any adjustments thereto for such Taxable Year, (y) all Company liabilities were satisfied in cash according to their terms (limited, in respect of each nonrecourse liability, to the Book Value of the assets securing such liability) and (z) the net proceeds thereof (after satisfaction of such liabilities) were distributed in full pursuant to Section 5.3 or, if no amount would be distributed to a Member under such circumstances, a negative amount equal to the amount, if any, that such Member would be obligated to contribute to the Company upon liquidation with respect to a deficit balance in the Member’s Capital Account, over

(ii)           the sum of (x) such Member’s share of the Company Minimum Gain determined pursuant to Regulations Section 1.704-2(g), and (y) such Member’s share of Member Minimum Gain determined pursuant to Regulations Section 1.704-2(i)(5), all computed immediately prior to the hypothetical sale described in Section 5.5(A)(i).

(B)           Determination of Items Comprising Allocations.

(i)            In the event that the Company has a Profit for a Taxable Year;

(1)                                  for any Member as to whom the allocation pursuant to Section 5.5(A) is negative, such allocation shall be comprised of a proportionate share of each of the Company’s items of expense or loss entering into the computation of Profits for such Taxable Year; and

(2)                                  the allocation pursuant to Section 5.5(A) in respect of each Member (other than a Member referred to in Section 5.5(B)(i)(1)) shall be comprised of a proportionate share of each Company item of income, gain, expense and loss entering into the computation of Profit for such Taxable Year (other than the portion of each Company item of expense and loss, if any, that is allocated pursuant to Section 5.5(B)(i)(1)).

(ii)           In the event that the Company has a Loss for a Taxable Year;

(1)                                  for any Member as to whom the allocation pursuant to Section 5.5(A) is positive, such allocation shall be comprised of a pro rata share of the Company’s items of income and gain entering into the computation of Loss for such Taxable Year; and

(2)                                  the allocation pursuant to Section 5.5(A) in respect of each Member (other than a Member referred to in Section 5.5(B)(ii)(1)) shall be comprised of a pro rata share of each Company item of income, gain, expense and loss entering into the computation of Loss for such Taxable Year (other than the portion of each Company item of income and gain, if any, that is allocated pursuant to Section 5.5(B)(ii)(1)).

(iii)          For purposes of this Section 5.5, a gain recognized by the Company upon the disposition of an item of Company Property shall be considered to be a single item of gain regardless of whether, for federal income tax purposes, part of the gain is treated differently from the remainder.

Section 5.6            Regulatory and Special Allocations.  Notwithstanding the provisions of Section 5.5:

(A)          Company Minimum Gain Chargeback.  If there is a net decrease in Company Minimum Gain during any Taxable Year, each Member shall be specially allocated items of taxable income or gain for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulation Section 1.704-2(g).  The items to be so allocated shall be determined in accordance with Treasury Regulation Sections 1.704-2(f)(6) and 1.704-2(j)(2).  This paragraph is intended to comply with the minimum gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(B)           Member Nonrecourse Debt Minimum Gain Chargeback.  Member Nonrecourse Deductions shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i).  Except as otherwise provided in Treasury Regulation
Section 1.704-2(i)(4), if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt (within the meaning of Treasury Regulation Section 1.704-2(b)(4)) during any Taxable Year, each Member that has a share of such Member Minimum Gain shall be specially allocated items of taxable income or gain for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to that Member’s share of the net decrease in Member Minimum Gain.  Items to be allocated pursuant to this paragraph shall be determined in accordance with Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2).  This paragraph is intended to comply with the minimum gain chargeback requirements in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(C)           Qualified Income Offset. If any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of taxable income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate the adjusted capital account deficit (determined according to Treasury Regulation Section 1.704-1(b)(2)(ii)(d)) created by such adjustments, allocations or distributions as quickly as possible, provided that an allocation pursuant to this Section 5.6(C) shall be made only if and to the extent that such Member would have a adjusted capital account deficit after all other allocations provided for in this Article V have been tentatively made as if this Section 5.6(C) were not in the Agreement.  This paragraph is intended to comply with the qualified income offset requirement in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(D)          Gross Income Allocation.  In the event any Member has a deficit Capital Account at the end of any Taxable Year that is in excess of the sum of (i) the amount the Member is obligated to restore pursuant to any provision of this Agreement and (ii) the amount the Member is deemed to be obligated to restore pursuant to the penultimate sentences of the Treasury Regulations
1.704-2(g)(1) and 1.704-2(i)(5), the Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 5.6(D) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article V have been tentatively made as if Section 5.6(C) hereof and this Section 5.6(D) were not in the Agreement.

(E)           Nonrecourse Deductions. Nonrecourse Deductions (as determined according to Treasury Regulation Section 1.704-2(b)(1)) for any Taxable Year shall be allocated to the Members in accordance with their respective Percentage Interests.

(F)           Ordering Rules. Anything contained in this Agreement to the contrary notwithstanding, allocations for any Taxable Year or other period of nonrecourse deductions (as defined in Section 5.6(E) above), or of items required to be allocated pursuant to the minimum gain chargeback requirements contained in Section 5.6(A) and Section 5.6(B), shall be made before any other allocations hereunder.

(G)           Offsetting Allocations. If, and to the extent that, any Member is deemed to recognize any item of income, gain, deduction or loss as a result of any transaction between such Member and the Company pursuant to Sections 1272-1274, 7872, 483, 482 or 83 of  the Code or any similar provision now or hereafter in effect, and the Board reasonably determines that any corresponding item of deduction, loss, income or gain recognized by the Company (net of any income or deduction recognized by the Company in connection with such transaction) should be allocated to such Member in order to reflect the Members’ Percentage Interest in the Company, then the Board may so allocate such corresponding net item.

Section 5.7            Section 754 Election.  Upon the request of any Member, the Company shall elect, pursuant to Section 754 of the Code, to adjust the basis of Company property as permitted and provided in Sections 734 and 743 of the Code.  Such election shall be effective solely for Federal (and, if applicable, state and local) income tax purposes and shall not result in any adjustment to the Book Value of any Company asset or to the Member’s Capital Accounts (except as provided in Treasury Regulations Section 1.704-1(b)(2)(iv)(m)) or in the determination or allocation of Profit or Loss for purposes other than such tax purposes.

Section 5.8            Tax Allocations.

(A)          Except as provided in Section 5.8(B), for federal, state and local income tax purposes, each item of income, gain, loss or deduction shall be allocated among the Members in the same manner and in the same proportion that the corresponding book items have been allocated among the Members’ respective Capital Accounts.

(B)           In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss and deduction in respect of any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such asset for federal income tax purposes and its initial Book Value.  Such allocations shall be made using any reasonable method specified in Treasury Regulations section 1.704-3 as the Board reasonably determines. In the event the Book Value of any Company asset is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f), subsequent allocations of income, gain, loss and deduction in respect of such asset shall take into account any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Section 704(c) of the Code and the Treasury Regulations thereunder.  Such allocation shall be made based on any reasonable method specified in Treasury Regulations Section 1.704-3 as the Board reasonably determines.

ARTICLE VI
MANAGEMENT POWER, RIGHTS AND DUTIES

Section 6.1            Management by the Board.

(A)          Board.  The business and affairs of the Company shall be managed under the direction of a board of managers (the “Board”).  The Board shall initially consist of six (6) Persons designated as follows: CNT Venture shall designate two (2) Persons, LaSalle shall designate two (2) Persons, and WISPARK shall designate two (2) Persons.  CNT Venture hereby designates Michael Mullen and Paul Fisher, one of whom shall serve as Chairman of the Board, LaSalle hereby designates Nick Firth and Daniel Witte as its initial designees on the Board, and WISPARK hereby designates Jerold P. Franke and William Beres as its initial designees on the Board.  An affirmative vote of any four (4) members of the Board shall control.  Any Members having the right to designate a member or members of the Board shall also have the power to remove or replace members of the Board so designated by such Member; provided, however, that if such Member shall become a Defaulting Member, then for such time as such Member shall be a Defaulting Member, the Non-Defaulting Member or Members entitled to designate Board members shall have the right to designate an additional Board member who shall serve until such time, if any, as such Defaulting Member shall no longer be a Defaulting Member.

(B)           General Powers.  All powers of the Company shall be exercised by the Board.  Decisions of the Board within its scope of authority shall be binding upon the Company and each Member and shall be evidenced by the affirmative vote of four (4) of the members of the Board.  The Board shall have full, exclusive, and complete discretion, power, and authority, in furtherance of the purposes of the Company as set forth in Section 2.6 and subject to any other provisions of this Agreement or by non-waivable provisions of applicable law, to manage, control, administer, and operate the business and affairs of the Company, and to make all decisions affecting such business and affairs, including, without limitation, as described in Section 2.7.

(C)           Term of Office.  Members of the Board shall serve until their resignation, death or removal in accordance with Section 6.1(A) by any Person or group of Persons having the right to designate such member of the Board.

(D)          Vacancies.  Any vacancy on the Board shall be filled in accordance with Section 6.1(A).

(E)           Resignation.  A member of the Board may resign as such by delivering his, her or its written resignation to the Company at the Company’s principal office addressed to the Board.  Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

(F)           Removal.  Any member of the Board may be removed as such by the Member having the right to designate such member of the Board.

(G)           Compensation.  A member of the Board shall not be paid compensation by the Company for his, her or its services as such.  The foregoing shall not be deemed to limit or restrict the payment of any reasonable compensation or remuneration to any Person in such Person’s capacity as an Officer, advisor or consultant to the Company or any agreement or arrangement with the Company which has been approved by the Board.

(H)          Reimbursement.  The members of the Board shall be entitled to be reimbursed for reasonable out-of-pocket costs and expenses incurred in the course of their service hereunder, including, without limitation, attendance at Board and Member meetings.

(I)            Reliance by Third Parties.  Any Person dealing with the Company, other than a Member, may rely on the authority of the Board  (or any Officer authorized by the Board) in taking any action in the name of the Company without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement.  Every agreement, instrument or document executed by the Board (or any Officer authorized by the Board) in the name of the Company in respect of any business or property of the Company shall be conclusive evidence in favor of any Person relying thereon or claiming thereunder that (i) at the time of the execution or delivery thereof this Agreement was in full force and effect, (ii) such agreement, instrument or document was duly executed according to this Agreement and is binding upon the Company, and (iii) the Board or such Officer was duly authorized and empowered to execute and deliver such agreement, instrument or document for and on behalf of the Company.

(J)            Meetings of the Board; Actions.  Meetings of the Board shall be held at the principal place of business of the Company or at any other place that an affirmative vote of four (4) of the members of the Board determine.  Written notice of all meetings of the Board shall be sent to all Board members at least ten (10) days prior to the meeting.  At any meeting, any member of the Board may participate by telephone or similar communication equipment, provided each member of the Board can hear the others.  Persons present by telephone shall be deemed to be present “in person” for purposes hereof.  The presence of four (4) members of the Board shall constitute a quorum for the transaction of business.  Meetings shall be held at least once each quarter, or more often in accordance with a schedule established by the Board.  In addition, any four (4) or more members of the Board may convene a meeting thereof upon at least ten (10) days’ prior written notice to the other members of the Board.  The Board also may make decisions, without holding a meeting, by written consent of four (4) of the members of the Board required for such decision, with at least ten (10) days prior written notice thereof to all other members of the Board.  Minutes of each meeting and a record of each decision shall be kept by the Secretary.  Decisions of the Board shall require the approval of at least four (4) of its members.  Only members of the Board shall be entitled hereunder to attend meetings of the Board; provided, however, that four (4) members of the Board present at a meeting may approve the presence of any other Person for all or any portion of such meeting.  Notwithstanding the foregoing provisions, each member of the Board who is entitled to notice waives notice if before or after the meeting the member of the Board signs a waiver of notice or appears at or participates in the meeting.

(K)          Restrictions on Sales.

(i)            Notwithstanding the foregoing provisions of this Section 6.1, WISPARK’s prior written approval shall be required for the sale of any Property (or any part thereof) which would result in WISPARK receiving Net Capital Proceeds from such sale that are less than the aggregate of WISPARK’s Percentage Interest of (i) the Land Valuation for such Property (or the allocated Land Valuation determined on a fair and equitable basis, as applicable) as of the date of the contribution thereof to the Company, plus (ii) the cost of any capital improvements made to such Property after the date of the contribution thereof to the Company (but excluding costs associated with making the Property Ready for Development in excess of any applicable Land Valuation Reduction Amount), plus (iii) the amount of all real estate taxes and assessments paid for such Property after the date of the contribution thereof to the Company (such a sale is referred to as a “Loss Transaction”).

(ii)           In addition to WISPARK’s rights of approval as set forth in Section 6.1(K)(i) above, WISPARK shall have a right of first refusal to purchase any portion of the Property where either (a) the sale of such portion of the Property would result in a Loss Transaction, or (b) the sale or conveyance of such portion of the Property would be to an Affiliate of CNT Venture.  The procedures for such right of first refusal shall be as set forth in Section 10.3 below.

(L)           Reserves.  The Board may from time to time establish such reasonable cash reserves as it shall reasonably determine.

Section 6.2            Officers.

(A)          Designation and Appointment.  The Board may, from time to time, designate employees of CNT Venture or WISPARK as may be necessary or appropriate for the conduct of  the Company’s day-to-day business (subject to the supervision and control of the Board) as Officers of the Company.  Any number of offices may be held by the same person.  In its discretion, the Board may choose not to fill any office for any period as it may deem advisable.  Officers need not be residents of the State of Delaware or Members.  Any Officers so designated shall have such authority and perform such duties as are herein provided and as the Board may, from time to time, delegate to them.  The Board may assign titles to particular Officers.  Each Officer shall hold office until his or her successor shall be duly designated and shall qualify or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.  The Officers of the Company shall serve without compensation unless otherwise approved by the Board.  At all times at least two of the Officers of the Company shall be employees of WISPARK.  The initial Officers of the Company shall be as follows (in descending rank):

Paul Fisher	President
Gary Rosecrans	Vice President
James Clewlow	Vice President
Michael Murphy	Vice President
Dan Hemmer	Secretary
Lance Skala	Asst. Secretary

(B)           Resignation/Removal.  Any Officer may resign as such at any time.  Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Board.  The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.  Any Officer may be removed as such, either with or without Cause, at any time by the Board.  Designation of an Officer shall not of itself create any contractual or employment rights.

(C)           Duties of Officers Generally.  The Officers, in the performance of their duties as such, shall owe to the Company duties of loyalty and due care of the type owed by the officers of a corporation to such corporation and its equity holders under the laws of the State of Delaware.

(D)          President.  The President shall, subject to the powers of the Board, be the chief administrative officer of the Company and shall have general charge of the business, affairs and property of the Company, and control over its other Officers and agents.  The President shall see that all orders and resolutions of the Board are carried into effect and shall have authority to suspend or to remove any agent or Officer of the Company and, in the case of the suspension for Cause of any such Officer, to recommend to the Board what further action should be taken.  In the absence of the President and with the Board’s prior approval, the duties of the President shall be performed and his or her authority may be exercised by any other Officer of the Company. The President shall have such other powers and perform such other duties as may be prescribed by the  Board, and shall be a “manager” for purposes of the Act.

(E)           Vice President.  Each Vice President shall perform such duties and have such other powers as the President or the Board may from time to time prescribe.

(F)           Secretary.  The Secretary shall have the general duties, powers and responsibilities of a secretary of a corporation.  The Secretary shall attend all meetings of the Board and of the Members and record all of the proceedings of such meetings in a book to be kept for that purpose.  The Secretary shall keep all documents as may be required under this Agreement and the Act.  The Secretary shall perform such other duties and have such other authority as may be prescribed elsewhere in this Agreement or from time to time by the President or the Board.

(G)           Assistant Secretary.  In the absence, disability or inability of the Secretary, the Assistant Secretary shall perform the duties and exercise the powers of the Secretary, and shall perform such other duties and have such other powers as the President or the Board may from time to time prescribe.

(H)          Documents.  All documents to be entered into by the Company shall be executed by either the President or a Vice President and either the Secretary or Assistant Secretary, and shall not be effective without both such signatures.

Section 6.3            Authority of Officers; Restrictions on Certain Actions.

(A)          Subject to the provisions of this Agreement, the Officers, without the prior approval of the Board, shall have the power and authority to take any and all actions on behalf of the Company as are necessary or appropriate to or for the furtherance of the purposes set forth in Section 2.6 as enumerated in Section 2.7.

(B)           Notwithstanding anything to the contrary contained herein, an Officer may not take any of the following actions on behalf of the Company without the prior written approval of the Board:

(i)            sell or otherwise dispose of any Company Property;

(ii)           commence (including the filing of a counterclaim), settle or otherwise dispose of any claim or litigation, regulatory proceeding or arbitration (other than ordinary course employer or commercial claims) to which the Company or its Subsidiaries is, or is to be, a party or by which the Company or its Subsidiaries or any of its business, assets or properties may be affected;

(iii)          directly or indirectly declare or make any distributions upon any of the Company’s equity securities;

(iv)          enter into or make a material amendment to or terminate any agreement, contract or commitment except as authorized in an approved Annual Operating Budget;

(v)           create any liens or any other encumbrances whatsoever upon any assets or properties of the Company or its Subsidiaries;

(vi)          enter into any joint venture or material business alliance or create any Subsidiary, or acquire any capital stock of or other ownership interest in any Person, other than the creation of Subsidiaries for the purpose of owning one or more Company Properties;

(vii)         amend or terminate any agreement relating to a joint venture or a material business alliance of the Company or any of its Subsidiaries;

(viii)        make any political or charitable contribution (but, in no event, shall any such contribution be made without the unanimous approval of the Board);

(ix)           enter into or consummate any transaction of the type contemplated or covered by Section 8.3;

(x)            delegate authority to any Person to approve the taking of any action set forth above;

(xi)           do any act which would make it impossible to carry on the ordinary  business of the Company or to alter the tax status of the Company;

(xii)          change the name of the Company;

(xiii)         directly or indirectly redeem, purchase or otherwise acquire, or permit any of its Subsidiaries to redeem, purchase or otherwise acquire, any of the Company’s or any

Subsidiary’s equity securities (including, in the case of Subsidiaries, warrants, options and other rights to acquire equity securities);

(xiv)        authorize, issue, sell or enter into any agreement providing for the issuance (contingent or otherwise), or permit any of its Subsidiaries to authorize, issue, sell or enter into any agreement providing for the issuance (contingent or otherwise) of any equity securities or debt securities with equity features or securities exercisable or convertible into equity securities or debt securities with equity features;

(xv)         merge or consolidate with any Person or permit any of its Subsidiaries to merge or consolidate with any Person (other than a wholly owned Subsidiary);

(xvi)        liquidate, dissolve or effect, or permit any of its Subsidiaries to liquidate, dissolve or effect, a recapitalization or reorganization in any form of transaction;

(xvii)       make, or permit any of its Subsidiaries to make, any loans or advances to, guarantees for the benefit of, or Investments in, any Person (other than a wholly owned Subsidiary), except for Short Term Investments;

(xviii)      enter into, or permit any of its Subsidiaries to enter into, any transaction with any Person (or any Affiliate thereof) who is an Affiliate of any Officer or member of the Board or related to any such Person by blood or marriage except as provided for in this Agreement or the Project Budget, and then only if such arrangement satisfies the requirements of Section 8.3;

(xix)         register any of the Company’s or its Subsidiaries’ securities under any securities laws;

(xx)          make any change in the Company or its Subsidiaries’ Fiscal Year;

(xxi)         make any amendment or terminate any constitutive or governing document of the Company or its Subsidiaries, including without limitation the Agreement or Certificate;

(xxii)        enter into any property management agreement in respect of a Company Property;

(xxiii)       do any act in contravention of this Agreement; or

(xxiv)       commit to do any of the foregoing.

Section 6.4            Limitation on Authority of Members.  No Member is an agent of the Company solely by virtue of being a Member, and no Member has authority to act for the Company solely by virtue of being a Member.  This Section 6.4 supersedes any authority granted to the Members pursuant to the Act.  Any Member who takes any action or binds the Company in violation of this Section 6.4 shall be solely responsible for any loss and expense incurred by the Company as a result of the unauthorized action and shall indemnify and hold the Company harmless in respect of the loss or expense.

Section 6.5            Meetings of and Voting by Members.

(A)          Notwithstanding anything to the contrary herein, no Person shall be entitled to vote in respect of any Membership Interest unless such Person is a Member or the proxy of a Member or an authorized representative of a Member that is not, in either case, a natural Person.

(B)           A meeting of the Members may be called at any time by the Board or by any Member.  Meetings of Members shall be held at the Company’s principal place of business or at any other place designated by the Board.  Not less than ten (10) Business Days nor more than ninety (90) calendar days before each meeting, the Board shall give written notice of the meeting to each Member entitled to vote at the meeting.  The notice shall state the time, place and purpose of the meeting.  Notwithstanding the foregoing provisions, each Member who is entitled to notice waives notice if before or after the meeting the Member signs a waiver of the notice which is filed with the records of Members’ meetings, or is present at the meeting in person or by proxy.  A Member entitled to vote may vote either in person or by written proxy signed by the Member or by his, her or its duly authorized attorney in fact.  Persons present by telephone shall be deemed to be present “in person” for purposes hereof.

(C)           Except as otherwise provided in this Agreement, the affirmative vote of Members holding Membership Interests representing more than fifty percent (50%) of the outstanding Membership Interests entitled to vote shall be required to approve any matter coming before such Members; provided, however, that in accordance with the terms of this Agreement the affirmative vote of all of the Members holding Membership Interests shall be required to approve any of the following matters:  (i) any amendment, modification or termination of this Agreement; (ii) the admission of any new Member(s) or the substitution of any Member(s); (iii) the resignation of any Member; (iv) any change in a Member’s Percentage Interest, other than a change that arises automatically under the terms and conditions of this Agreement; or (v) the dissolution or termination of the Company.

(D)          In lieu of holding a meeting, the Members may vote or otherwise take action by written consent signed by all of the Members.

Section 6.6            Power of Attorney.

(A)          Grant of Power.  Each Member constitutes and appoints the President of the Company as the Member’s true and lawful attorney-in-fact, and in the Member’s name, place and stead, to make, execute, sign, acknowledge, and file:

(i)            one or more certificates of formation consistent with the terms of this Agreement;

(ii)           all documents (including amendments to the Certificate) which the attorney-in-fact deems appropriate to reflect any written amendment, change or modification of this Agreement approved in accordance with Section 12.8;

(iii)          upon the requisite approval, if any, required elsewhere in this Agreement, any and all other certificates or other instruments required to be filed by the Company under the laws of the State of Delaware or of any other state or jurisdiction, including, without limitation, any certificate or other instruments necessary in order for the Company to continue to qualify as a limited liability company under the laws of the State of Delaware; and

(iv)          all documents which may be required to dissolve and terminate the Company and to cancel its Certificate upon the requisite approval required elsewhere in this Agreement.

(B)           Irrevocability.  The foregoing power of attorney is irrevocable and is coupled with an interest, and, to the extent permitted by applicable law, shall survive the death or disability of a Member.  It also shall survive the Transfer of a Membership Interest, except that if the transferee is approved for admission as a Member, this power of attorney shall survive the delivery of the assignment for the sole purpose of enabling the attorney-in-fact to execute, acknowledge and file any documents needed to effectuate the substitution.  Each Member shall be bound by any representations made by the attorney-in-fact acting in good faith pursuant to this power of attorney, and each Member hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the attorney-in-fact taken in good faith under this power of attorney.

Section 6.7            Annual Operating Budget and Accounting Matters.  Not later than sixty (60) days after the Effective Date in respect of the balance of the Fiscal Year during which such date occurs and thereafter no later than June 1st of each year, the Officers shall submit, or shall cause the submission, to the Board, for its review and approval, a proposed operational budget (the “Annual Operating Budget”) for the Property, including detail of any sales and use taxes, real property transfer taxes, documentary stamp taxes and fees, recording costs, and similar taxes, fees and costs paid by the Company with respect to the contribution to the Company of any Property, and all fees and expenses for related settlement and escrow services in connection therewith.  Each Annual Operating Budget also shall set forth the following on a monthly basis, with annual totals and with five-year forecasts, together with an explanation of all material assumptions made in determining same: (i) a detailed estimate of the projected Carrying Costs for the Property for the forthcoming Fiscal Year; (ii) a detailed estimate of the projected fees and expenses under any Brokerage Agreement for such Property; (iii) a detailed estimate of all other projected fees and expenses for such Property; (iv) an estimate of any anticipated revenues; and (v) such other information as may be reasonably requested by the Board; without limitation, such data and information shall include: (a) supporting documentation for all Capital Contributions, (b) monthly financial statements for the Company (with information including but not limited to trial balances for the month) within fifteen (15) days after month end, (c) quarterly financial statements (with information including but not limited to trial balances and accruals for the quarter), and (d) if requested by WISPARK, financial audits for the Company within ninety (90) days after the end of the Taxable Year.  In addition, the Officers shall provide to the Board such other financial data and other information as may be reasonably requested by the Board.  All Annual Operating Budgets and other reports prepared pursuant to this Section (other than monthly financial statements) shall be prepared in accordance with United States generally accepted accounting principles for real estate (“GAAP”) consistently applied unless otherwise requested by the Board.

Section 6.8            Notifications to WISPARK.  The Members acknowledge that Wisconsin Energy and its Affiliates (including Subsidiaries) are subject to certain reporting requirements of the Public Service Commission of Wisconsin.  Accordingly, the Officers shall provide WISPARK with at least thirty (30) days prior written notification of the formation of any Project Company in which WISPARK or an Affiliate of Wisconsin Energy will have an ownership interest.  Such notification shall include, without limitation, the following information:  (i) the legal name and spelling of the Project Company, (ii) the date on which WISPARK or the Affiliate of Wisconsin Energy will obtain an ownership interest, (iii) the ownership percentage of WISPARK or the Affiliate of Wisconsin Energy, (iv) the purpose of the Project Company, (v) copies of formation documents for the Project Company, and (vi) such other information as WISPARK or the Affiliate of Wisconsin Energy shall request.  The Officers shall provide written confirmation of the foregoing information at the time when WISPARK or the Affiliate of Wisconsin Energy acquires the ownership interest in the Project Company.  In addition, the Officers shall provide immediate written notification to WISPARK of any change in the ownership percentages of a Project Company.  The Members acknowledge and agree that Wisconsin Energy or an Affiliate thereof may disclose the information described in this Section to the Public Service Commission of Wisconsin.  WISPARK agrees that the Company shall not be liable in the event that the Public Service Commission of Wisconsin imposes liability upon Wisconsin Energy or an Affiliate thereof for failure to disclose the information described in this Section 6.8.

ARTICLE VII
PROJECTS

Section 7.1            Development Proposals.  From time to time during the term of the Company, if the opportunity to develop a Project shall arise, the Initiating Member shall present to the Board (with a copy to the other Member) a Development Proposal for each such Project, and offer same to be performed by a joint venture between the Members (each, a “Project Company”).  In submitting any Development Proposal, the Initiating Member shall endeavor, but is not obligated, to submit a Development Proposal that constitutes a Qualified Project.  The Board shall have twenty (20) days from its receipt of a Development Proposal to accept or reject the Development Proposal by delivering to the Initiating Party (with a copy to the other Member) a notice of such (the failure to accept or reject a Development Proposal within such twenty (20) days being deemed a rejection of the Development Proposal (excepting any delays caused by the Initiating Member)).  During its review of any Development Proposal, the Board may make such inquiries with the Initiating Member or such other persons as it deems necessary and the Initiating Member shall promptly provide the Board with any additional, supplemental material as may be reasonably requested by the Board and reasonably necessary in making a prudent evaluation of any Development Proposal.  Notwithstanding anything to the contrary contained herein, WISPARK shall have the right to review and approve that portion of any Project Budget with respect to a Development Proposal for any Project in Wisconsin (for which it will be Project Development Manager), which sets forth the estimated Project Developments Costs; the estimated aggregate Project Development Costs that are approved by WISPARK (which may exceed the aggregate Project Development Costs set forth in the Development Proposal) shall be deemed to be “Developer Approved Project Development Costs.”  If WISPARK does not approve the entire estimated Project Development Costs set forth in any such Project Budget (it being the understanding of the Members that WISPARK shall be deemed to have approved the Project Development Costs set forth in the Project Budget to the extent that WISPARK fails to object thereto within ten (10) days after receipt of the Project Budget), the Board may nevertheless accept such Development Proposal, but a “Cost Overrun” (as defined in the Project Company LLC Agreement) shall not be deemed to have occurred, and the Project Development Management Fee shall not be subject to waiver or return, under the applicable Project Development Management Agreement, unless the total actual Project Development Costs (regardless of any individual line item amounts) are greater than the total Developer Approved Project Development Costs.

Section 7.2            Contributions Upon Acceptance of a Development Proposal.  If the Board accepts any Development Proposal with respect to any Project, then the Board shall cause the Company to promptly (i) form or cause the formation of a single-purpose Project Company as a Subsidiary of the Company pursuant to a Project Company LLC Agreement, (ii) contribute the applicable Parcel(s) to such Project Company (it being agreed by the Members that the value of such Parcel(s) shall be the Book Value of the Parcel(s) as of the date of contribution to the Project Company), and (iii) contemporaneous therewith, distribute its membership interest in such Project Company to the Members pro rata in accordance with their respective Percentage Interests in the Company as of the date of such distribution.  The Members acknowledge and agree on the Effective Date, the Board has approved a Development Proposal with respect to part of Lot 5 in the Gurnee Land, pursuant to which CNT Venture has assigned and the Company has assumed that certain Construction Contract between CenterPoint Realty Services Corporation and FCL Builders, Inc., dated December 21, 2004.  CNT Venture shall fund all Project Development Costs in accordance with the applicable Project Budgets, and the amounts so funded by CNT Venture shall constitute capital contributions under the respective Project Company LLC Agreements but shall not be Capital Contributions to the Company.  Notwithstanding the foregoing, if the Project is leased or sold to a party that is an owner, tenant or subtenant, as of the Effective Date, in LakeView Corporate Park, GrandView Business Park or PrairieWood Corporate Park, then WISPARK shall have the option (which may be elected (if so elected by WISPARK) by delivering written notice to CNT Venture within ten (10) days after the Board accepts a Development Proposal pursuant to Section 7.1 above) to commit to make a capital contribution to the applicable Project Company in an amount equal to such percentage of the Project Development Costs for a Project as is needed in order to increase WISPARK’s Percentage Interest in such Project Company to up to twenty percent (20%) on a fully diluted basis.  Any capital contributions made by WISPARK pursuant to the preceding sentence shall reduce dollar for dollar the amount of Project Development Costs required to be funded by CNT Venture with respect to such Project Company pursuant to this Section 7.2.

Section 7.3            Costs; Prorations.  The Company shall be responsible for and shall pay when due (i) any sales and use taxes, real property transfer taxes, documentary stamp taxes and fees, recording costs, and similar taxes, fees and costs payable with respect to the contribution of any Parcel(s) to any Project Company, and (ii) all fees and expenses for related settlement and escrow services in connection therewith.

Section 7.4            Project Development Management.  With respect to all Projects located in Wisconsin, WISPARK shall be the Project Development Manager and shall appoint

CNT Venture (provided that CNT Venture may designate CenterPoint as its agent in performing CNT Venture’s obligations thereunder) as Project Advisor to provide reasonable assistance to WISPARK in its capacity as Project Development Manager.  With respect to all Projects located in Illinois, CNT Venture (provided that CNT Venture may designate CenterPoint as its agent in performing CNT Venture’s obligations thereunder) shall be the Project Development Manager and shall appoint WISPARK as Project Advisor to provide reasonable assistance to CNT Venture in its capacity as Project Development Manager.

Section 7.5            Brokerage Services.  WISPARK and CNT Venture agree as follows regarding the provision of brokerage services for the Property:  (a) WISPARK (and/or its designee) shall be the marketing consultant for sales involving the LakeView (East) Land, Steinbrink Land, Badger Land and PrairieWood Land; (b) The Polacheck Company Inc. shall be the broker for the GrandView Land for a period of one (1) year after the Formation Date; thereafter, WISPARK shall be the marketing consultant for the GrandView Land; (c) CB Richard Ellis, Inc. (or another broker designated by CNT Venture) shall be the broker for sales involving the Gurnee Land; and (d) Cushman Wakefield of Illinois (or another broker designated by CNT Venture) shall be the broker for sales involving the Wadsworth Land.  The terms and conditions of the consulting agreement between the Company and WISPARK and the brokerage agreements between the Company and any real estate broker shall be mutually agreeable to WISPARK and CNT Venture.

ARTICLE VIII
EXCULPATION AND INDEMNIFICATION

Section 8.1            Performance of Duties; No Liability of Officers.  No Member shall have any duty to the Company or any Member of the Company except as expressly set forth herein or in other written agreements.  No Member, member of the Board, or Officer of the Company shall be liable to the Company or to any Member for any loss or damage sustained by the Company or to any Member, unless the loss or damage shall have been the result of gross negligence, fraud or intentional misconduct by the Member, member of the Board, or Officer in question or, in the case of an Officer, breach of such Person’s duties pursuant to Section 6.2(C).  In performing his or her duties, each such Person shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, profits or losses of the Company or any facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid) of the following other Persons or groups:  one or more Officers of the Company, any attorney, independent accountant, appraiser or other expert or professional employed or engaged by or on behalf of the Company or the Board; or any other Person who has been selected with reasonable care by or on behalf of the Company, or the Board in each case as to matters which such relying Person reasonably believes to be within such other Person’s competence.  The preceding sentence shall in no way limit any Person’s right to rely on information to the extent provided in Section 18-406 of the Act.  No Member, member of the Board, or Officer of the Company shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation or liability of the Company, whether that liability or obligation arises in contract, tort or otherwise, solely by reason of being a Member, member of the Board or Officer of the Company or any combination of the foregoing.

Section 8.2            Confidential Information.  Without limiting the applicability of any other agreement to which any Member may be subject, no Member, Officer, or member of the Board shall, directly or indirectly, disclose or use at any time, either during his, her or its association or employment with the Company or thereafter, any Confidential Information of which such Member is or becomes aware.  Each Member, member of the Board, or Officer in possession of Confidential Information shall take all appropriate steps to safeguard such information and to protect it against disclosure, misuse, espionage, loss and theft.  Notwithstanding the above, a Member or member of the Board may disclose Confidential Information to the extent that (i) the disclosure is necessary for the Member, member of the Board and/or the Company’s agents, representatives, and advisors to fulfill their duties to the Company pursuant to this Agreement and/or other written agreements, (ii) the disclosure is required by law or a court order, or (iii) the disclosure is necessary to enforce rights hereunder.

Section 8.3            Transactions Between the Company and the Members.  Notwithstanding that it may constitute a conflict of interest, and subject to Section 6.1(K), the Members, the members of the Board or their Affiliates may engage in any transaction with the Company (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service with the Company) so long as such transaction is at arm’s length and approved by a majority of the disinterested members of the Board.

Section 8.4            Right to Indemnification.  Subject to the limitations and conditions provided in this Article VIII, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or arbitrative (hereinafter, a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that such Person, or a Person of which such Person is the legal representative, is or was a Member, a member of the Board, or Officer shall be indemnified by the Company to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, reasonable attorneys’ and experts’ fees) actually incurred by such Person in connection with such Proceeding, appeal, inquiry or investigation (each a “Claim”), unless such Claim shall have been the result of gross negligence, fraud or intentional misconduct by such Person, in which case such indemnification shall not cover such Claim to the extent resulting from such gross negligence, fraud or intentional misconduct.  Indemnification under this Article VIII shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder.  The rights granted pursuant to this Article VIII shall be deemed contract rights, and no amendment, modification or repeal of this Article VIII shall have the effect of limiting or denying any such rights in respect of actions taken or Proceedings, appeals, inquiries or investigations arising prior to any amendment, modification or repeal.

Section 8.5            Nonexclusivity of Rights.  The right to indemnification and the advancement and payment of expenses conferred in this Article VIII shall not be exclusive of any other right that a Member, member of the Board, Officer or other Person indemnified pursuant to this Article VIII may have or hereafter acquire under any law (common or statutory) or provision of this Agreement.

Section 8.6            Insurance.  The Company shall obtain and maintain, at its expense, insurance to protect itself and any Member, member of the Board, Officer or other agent of the Company who is or was serving at the request of the Company as a manager, representative, director, officer, partner, venturer, proprietor, trustee, agent or similar functionary of another foreign or domestic limited liability company, corporation, company, sole proprietorship, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under this Article VIII.

Section 8.7            Savings Clause.  If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Person indemnified pursuant to this Article VIII as to costs, charges and expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement in respect of any such Proceeding, appeal, inquiry or investigation to the full extent permitted by any applicable portion of this Article VIII that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 8.8            Limited Liability.  Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member, member of the Board, Officer of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, member of the Board, Officer of the Company.  Neither the Members nor any member of the Board shall be required to lend any funds to the Company.  Each of the Members shall only be liable to make payment of required Capital Contributions as and when due hereunder and other payments as expressly provided in this Agreement.  If and to the extent a Member shall be fully paid, such Member shall not, except as required by the express provisions of the Act regarding repayment of sums wrongfully distributed to Members, be required to make any further contributions.  No Member in his or her capacity as a Member shall have any power to represent, act for, sign for or bind the members of the Board or the Company, and the Members hereby consent to the exercise by the Board and Officers of the Company of the powers conferred on them by law and this Agreement.

ARTICLE IX
TAXES

Section 9.1            Tax Returns.  The President shall cause to be prepared and timely filed all necessary federal, state and local income tax returns for the Company, and shall make any elections and filings it may deem appropriate and in the best interests of the Members as a group.  The President shall further cause all such tax returns or reports required to be filed by the Company to be sent to each Member for its review and comment at least fifteen (15) business days prior to filing.  Such tax returns shall be subject to each Member’s approval, such approval not to be unreasonably withheld.  Each Member shall furnish to the Company all pertinent information in its possession relating to Company operations that is necessary to enable the Company’s income tax returns to be prepared and filed.  The Company shall furnish all pertinent information to the Members that is necessary to determine amounts includable on their tax returns in respect of the Company (including Schedule K-1) not later than seventy-five (75) days after the end of the Taxable Year or any extension period granted by the relevant authority having jurisdiction over such matters.

Section 9.2            Tax Matters Partner.   The Board shall designate any Member to serve as a tax matters partner (subject to replacement) as and when required pursuant to Section 6231(a)(7) of the Code (the “Tax Matters Partner”), and such Tax Matters Partner shall take reasonable action to cause each other Member to be treated as a “notice partner” within the meaning of Code Section 6231(a)(8).  Each Member shall have the right to have thirty (30) days advance written notice from the Tax Matters Partner of the time and place of, and to participate in (i) any administrative or judicial proceeding relating to the determination of Company tax items at the Company level, and (ii) any discussions with the Internal Revenue Service relating to the allocations pursuant to Article V of this Agreement.  Notwithstanding anything in this Section 9.2 to the contrary, the Tax Matters Partner shall not initiate any action or proceeding in any court, extend any statute of limitations, or take any other action contemplated by Code Sections 6222 through 6232 that would legally bind any other Member other than indirectly through the Company being bound by such action.  The Company shall, upon the request of any Member, confer (or cause the Company’s advisers to confer) with such Member and its advisers on any matters relating to a Company tax return or any tax election.  Promptly following the written request of the Tax Matters Partner, the Company shall, to the fullest extent permitted by law, reimburse and indemnify the Tax Matters Partner for all reasonable expenses, including reasonable legal and accounting fees, claims, liabilities, losses and damages incurred by the Tax Matters Partner in connection with any administrative or judicial proceeding (i) in respect of the tax liability of the Company and/or (ii) in respect of the tax liability of the Members in connection with the operations of the Company.  The provisions of this Section 9.2 shall survive the termination of the Company or the termination of any Member’s interest in the Company and shall remain binding on the Members for as long a period of time as is necessary to resolve with the Internal Revenue Service any and all matters regarding the Federal income taxation of the Company or the Members.

ARTICLE X
TRANSFERS AND OTHER EVENTS

Section 10.1         Transfer of Membership Interest in the Company.  After the expiration of the Lock-Out Period, each of the Members shall have the right to sell, assign, transfer or otherwise dispose of, whether voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, all or any portion of its, his or her interest in the capital and residual profits of the Company (each, a “Transfer”) to any Person (each, an “Assignee”) without in either case the prior approval of the Board.

Section 10.2         Permitted Transfer.  The approval of the Board shall not be required for, and neither the Right of First Refusal provided in Section 10.3 nor the Lock-Out Period shall apply with respect to, any Transfer by any Member of all or any portion of its

Membership Interests to any Affiliate of such Member, provided, however, that such Affiliate is a Non-Competing Affiliate.

Section 10.3         Right of First Refusal.  In the event of any proposed Transfer by any Member (the “Transferring Member”) of all or any portion of its Membership Interest to any Person (other than Transfers to an Affiliate of the Transferring Member permitted under Section 10.2), the other Member (the “Non-Transferring Member”) shall have a right of first refusal (the “Right of First Refusal”) for such Transfer by the Transferring Member.  Upon receiving an offer to purchase, letter of intent, term sheet or other form of proposal from a bona fide third party purchaser for a Transfer of all or any portion of the Transferring Member’s Membership Interest to any Person (other than Transfers to an Affiliate of the Transferring Member permitted under Section 10.2), the Transferring Member shall provide to the Non-Transferring Member written notice (a “Transfer Notice”) of the proposed Transfer and of the terms and conditions of such Transfer (including the price at which the Transferring Member is seeking to Transfer all or such portion of its Membership Interest and such other terms and conditions of such proposed Transfer as are contained in the offer to purchase, letter of intent, term sheet or other form of proposal).  If the Non-Transferring Member shall at that time not be in default of the terms of this Agreement (after the expiration of all applicable notice and cure periods), the Non-Transferring Member shall thereafter have fifteen (15) days after its receipt of the Transfer Notice (the “Offer Period”) in which to notify the Transferring Member in writing (the “ROFR Election Notice”) of its election to acquire the Transferring Member’s Membership Interest on the terms of the Transfer Notice (the failure by the Non-Transferring Member to provide an ROFR Election Notice to the Transferring Member within such fifteen (15) day period being deemed an election not to acquire such Transferring Member’s Membership Interest).  If the Non-Transferring Member timely elects to acquire such Transferring Member’s Membership Interest as aforesaid, then on a date not later than the earlier to occur of (i) the date set forth in Transfer Notice for the anticipated Transfer or (ii) 90 days after the date of ROFR Election Notice, the Transferring Member shall Transfer to the Non-Transferring Member all or such portion of its Membership Interest on the terms and conditions set forth in the Transfer Notice.  All transfer, stamp and other taxes imposed on the Transfer and all other associated costs with the Transfer shall be borne in accordance with the terms and conditions set forth in the Transfer Notice.  All Membership Interests sold pursuant to this Section 10.3 shall be sold free and clear of any liens or other encumbrances and together with all rights attached thereto as of the date of Transfer.  If the Non-Transferring Member elects, or is deemed to have elected, not to acquire such Transferring Member’s Membership Interest, the Transferring Member shall thereafter have the right to Transfer all or such portion of its Membership Interest to the bona fide third party purchaser; provided, however, that should (i) the price and other consideration for the Transfer of such Transferring Member’s Membership Interest to such purchaser be less than the price and other consideration as set forth in the Transfer Notice, or (ii) a period of nine (9) months after the date of delivery of the Transfer Notice expire without a Transfer of such Transferring Member’s Membership Interest, the Non-Transferring Member’s Right of First Refusal set forth herein shall be reinstated and the Transferring Member shall be obligated to resubmit a Transfer Notice pursuant to this Section prior to further pursuing any such Transfer.

Section 10.4         Buy-Sell Right After Eighth Anniversary.  At any time after the eighth (8th) anniversary of the Effective Date, either Member, provided that such Member is not a Defaulting Member, may make a buy-sell offer (a “Buy-Sell Offer”) to the other Member pursuant to the terms of this Section 10.4.  To make a Buy-Sell Offer, the initiating Member (the “Buy-Sell Initiating Member”) shall provide to the other Member (the “Buy-Sell Responding Member”) a written notice (a “Buy-Sell Notice”) of its offer to purchase all of the Buy-Sell Responding Member’s Membership Interest, which Buy-Sell Notice shall specify the amount offered by the Buy-Sell Initiating Member for a one hundred percent (100%) interest in the Company Properties (the “Buy-Sell Price”), and a statement of the amount that the Buy-Sell Responding Member would receive (the “Offeree Value”) and the amount that the Buy-Sell Initiating Member would receive (the “Offeror Value”) on account of their respective Membership Interests if (i) all of the Company Properties were sold for the Buy-Sell Price, (ii) all liabilities of the Company were paid in full, and (iii) the remaining proceeds of the Company were distributed to the Members in accordance with Section 5.3.  Upon receipt of a Buy-Sell Notice, the Buy-Sell Responding Member shall have thirty (30) days thereafter to elect, by written notice to the Buy-Sell Initiating Member (the “Buy-Sell Election Notice”), to either (i) sell its Membership Interest to the Buy-Sell Initiating Member for a cash purchase price equal to the Offeree Value or (ii) purchase the Membership Interest of the Buy-Sell Initiating Member for a cash purchase price equal to the Offeror Value (the failure by the Buy-Sell Responding Party to provide such Buy-Sell Election Notice to the Buy-Sell Initiating Member within such thirty (30) day period being deemed an election by the Buy-Sell Responding Party to sell its Membership Interest to the Buy-Sell Initiating Member for a cash purchase price equal to the Offeree Value).  The consummation of the sale and purchase of any Membership Interests under this Section 10.4 shall take occur on a date mutually acceptable to the Members but in no event later than one hundred eighty (180) days after the delivery (or if delivery is not made, the time for delivery) of the Buy-Sell Election Notice.  All transfer, stamp and other taxes imposed on the transfer shall be payable by the purchasing Member, and all other associated costs with the transfer shall be borne equally by the Members.  All Membership Interests sold pursuant to this Section 10.4 shall be sold free and clear of any liens or other encumbrances and together with all rights attached thereto as of the date of transfer.

Section 10.5         Assignments Generally; Substituted Member; Rights and Obligations of Assignees and Transferring Members.

(A)          Without limiting the provisions of Sections 10.1 through 10.4, inclusive, a Transfer shall be valid hereunder only if:

(i)            the Transferring Member and the Assignee each executes and delivers to the Company such documents and instruments of conveyance as may be reasonably requested by the Board to effect such Transfer and to confirm the agreement of the Assignee to be bound by the provisions of this Agreement;

(ii)           the Transferring Member and Assignee provide to the Board the Assignee’s taxpayer identification number and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns.  Without limiting the generality of the foregoing, the Company shall not be required to make any distribution otherwise provided for in this Agreement in respect of any Membership Interest transferred until the Board has received such information;

(iii)          the Transferring Member furnishes to the Company (unless waived by the Board) an opinion of counsel, which counsel and opinion shall be reasonably satisfactory to the Board, that (i) the Transfer will not cause the Company to be deemed to be an “investment company” under the Investment Company Act, (ii) the Transfer will not cause the Company to be taxed as a corporation pursuant to Section 7704 of the Code and will not result in a termination of the Company within the meaning of Code Section 708 and (iii) either the Membership Interest transferred has been registered under the Securities Act and any applicable state securities laws or the Transfer is exempt from all applicable registration requirements and will not violate any applicable laws regulating the Transfer of securities; and

(iv)          the Transferring Member reimburses the Company for all costs and expenses that the Company reasonably incurs in connection with the Transfer.

(B)           A Transfer by a Member or other person shall not itself dissolve the Company or entitle the Assignee to become a Member or exercise any rights of a Member.

(C)           A Transfer by a Member shall eliminate the Member’s power and right to vote (in proportion to the extent of the Membership Interest transferred) on any matter submitted to the Members, and, for voting purposes, such Membership Interest shall not be counted as outstanding in proportion to the extent of the Membership Interest transferred.  A Transfer shall not otherwise eliminate the Member’s entitlement to any rights associated with the Member’s remaining interest, including, without limitation, rights to information, and shall not cause the Member to be released from any liability to the Company solely as a result of the Transfer.

(D)          An Assignee that is not admitted as a Member pursuant to this Article X shall be entitled only to the share in the distributions and other economic benefits in respect of the transferred Membership Interest and shall have no other rights (including, without limitation, rights to approve matters that require the unanimous approval of all of the Members, or rights to any information or accounting of the affairs of the Company or to inspect the books or records of the Company) in respect of the transferred Membership Interest.  The Assignee shall nevertheless be subject to all of the obligations applicable to a Member under this Article X.  An Assignee shall become a substituted Member entitled to all the rights of a Member in respect of such assigned interest if and only if (i) the Transferring Member gives the Assignee such right (which shall be presumed in the case of any voluntary Transfer unless the instrument of assignment expressly precludes such right), (ii) such admission is consented to in writing by all of the Members (other than with respect to a Transfer to an Affiliate), and (iii) the Assignee has agreed in writing to be bound by the provisions of this Agreement.  The Company shall be entitled to treat the record owner of any interest in the Company as the absolute owner thereof and shall incur no liability for distributions of cash or other property made in good faith to such owner until such time as a written assignment of such  interest in the Company is permitted pursuant to the terms and conditions provided herein, and such assignment has been received and accepted by the non-transferring Members and has been recorded on the books of the Company. If the Assignee becomes a Member, the voting and other rights associated with the Membership Interest held by the Assignee shall be restored and transferred to the Assignee and be held by the Assignee in its capacity as substituted Member along with all other rights in respect of the transferred Membership Interest.  The Assignee shall have no liability as a Member solely as a result of the Transfer.

(E)           Notwithstanding the admission of an Assignee as a Member, unless released by the other Members, the Transferring Member shall not be released from any obligations to the Company existing as of the date of the transfer (other than obligations of the Transferring Member to make future Capital Contributions), but such admission shall cause the Transferring Member to cease to be a Member in respect of the Membership Interest transferred when the Assignee becomes a Member.  In any such case, the admission of the Assignee as a Member shall constitute the requisite consent of the Members to continue the business of the Company notwithstanding that such admission will cause the termination of the membership of the Transferring Member in respect of the Membership Interest transferred.

Section 10.6         Distributions and Allocations Regarding Transferred Membership Interests; Required Amendments; Continuation.   Upon any Transfer during any Taxable Year of the Company made in compliance with the provisions of this Article X, profits, losses, each item thereof and all other items attributable to such Membership Interest for such Taxable Year shall be divided and allocated between the Transferring Member and the Assignee by taking into account the periods of time of their respective Membership Interests during such Taxable Year, using any conventions permitted by law and selected by the Board.  All distributions on or before the date of such Transfer shall be made to the Transferring Member and all distributions thereafter shall be made to the Assignee.  Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer not later than the end of the calendar month during which it is given notice of such Transfer; provided that, if the Company is given notice of a Transfer at least ten (10) Business Days prior to the Transfer, the Company shall recognize such Transfer as the date of such Transfer, and provided, further, that, if the Company does not receive a notice stating the date such Membership Interest was transferred and such other information as the Board may reasonably require within thirty (30) days after the end of the Taxable Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the Member that, according to the books and records of the Company, was the owner of the Membership Interest on the last day of the Taxable Year during which the Transfer occurs.  Neither the Company nor the Board shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 10.6, whether or not the Company or the Board has knowledge of any Transfer of any Membership Interest.  If and to the extent any Assignee is admitted as a Member pursuant to Section 10.5(D), this Agreement shall be amended to admit such Assignee as a Member and to reflect the elimination of the Transferring Member (or the reduction of such Membership Interest) and (if and to the extent then required by the Act) a certificate of amendment to the Certificate reflecting such admission and elimination (or reduction) shall be filed in accordance with the Act.  The admission of any substitute Member pursuant to this Article X shall be deemed effective on the effective date of such amendment to this Agreement.

Section 10.7         Resignation.  No Member shall have the right to resign or withdraw as a Member without the prior written approval of the all of the Members, which each Member may give or withhold in its sole and absolute discretion.  Any Member that resigns without the approval of the Board in contravention of this Section 10.7 shall be liable to the

Company for all damages (including all lost profits and special, indirect and consequential damages) directly or indirectly caused by the resignation of such Member, and such Member shall be entitled to receive the fair value of his, her or its Membership Interest as of the date of his, her or its resignation (or, if less, the fair value of his, her or its interest as of the winding-up of the Company), as conclusively determined by the Board, only following the occurrence of the winding-up of the Company.

Section 10.8         No Appraisal Rights.  No Member shall be entitled to any appraisal rights in respect of such Member’s Membership Interest, whether individually or as part of any class or group of Members, in the event of a merger, consolidation, or other transaction involving the Company or its securities unless such rights are expressly provided herein or by the agreement of merger, agreement of consolidation or other document effectuating such transaction.

Section 10.9         Void Assignment.  Any Transfer by any Member in contravention of this Agreement shall be void and ineffectual and shall not bind or be recognized by the Company  or any other party.  In the event of any Transfer in contravention of this Agreement, the purported transferee shall have no right to any profits, losses or distributions of the Company or any other rights of a Member.

ARTICLE XI
DISSOLUTION, LIQUIDATION AND TERMINATION

Section 11.1         Dissolution.

The Company shall be dissolved and its affairs shall be wound up on the first to occur of the following:

(i)            the unanimous approval of all of the Members as evidenced by each Member’s written direction to its respective Board members to approve such termination;

(ii)           the sale by the Company of all of the Properties or the contribution of all of the Properties to Project Companies;

(iii)          the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act; and

(iv)          the Termination Date.

The death, retirement, resignation, expulsion, incapacity, bankruptcy or dissolution of a Member, or the occurrence of any other event that terminates the continued membership of a Member in the Company, shall not cause a dissolution of the Company, and the Company shall continue in existence subject to the terms and conditions of this Agreement.

Section 11.2         Liquidation and Termination.

(A)          Absent a written agreement by the Members to the contrary, on the eighth (8th) anniversary of the Effective Date each of the Members shall direct its respective appointee(s) to the Board to act as liquidator or appoint one or more Officers as liquidator for the Company.  The liquidator shall thereafter use commercially reasonable efforts to liquidate and wind up the affairs of the Company and make final distributions as provided herein and in the Act on or prior to the Termination Date.

(B)           To the extent liquidation is not complete pursuant to Section 11.2(A) upon dissolution of the Company, the Board shall upon such dissolution act as liquidator or may appoint one or more Officers as liquidator.  The liquidator shall thereafter use commercially reasonable efforts to wind up the affairs of the Company and make final distributions as provided herein and in the Act.

(C)           The costs of liquidation shall be borne as a Company expense.  Until final distribution, the liquidator shall continue to operate the Company with all of the power and authority of the Board.  The steps to be accomplished by the liquidator are as follows:

(i)            As promptly as possible after dissolution and, to the extent liquidation is not then complete pursuant to Section 11.2(A), again after final liquidation, the liquidator(s) shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable.

(ii)           The liquidator(s) shall cause the notice described in the Act to be mailed to each known creditor of and claimant against the Company in the manner described thereunder.

(iii)          The liquidator(s) shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including, without limitation, all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine).

(iv)          The balance, if any, of the Company’s remaining assets shall be distributed to the Members in accordance with their Capital Accounts, after giving effect to all prior contributions, distributions, and allocations for all periods.  Distributions pursuant to this Section 11.2(C) shall be made by the end of the Taxable Year of the Company during which the liquidation occurs (or, if later, 90 days after the date of the liquidation).  The liquidator(s) shall cause only cash, evidences of indebtedness and other securities to be distributed in any liquidation.  The distribution of cash and/or property to a Member in accordance with the provisions of this Section 11.2 constitutes a complete return to such Member of its Capital Contributions and a complete distribution to the Member of its Membership Interest in all the Company Property and constitutes a compromise to which all Members have consented within the meaning of the Act.  The distribution of cash and/or property to an Assignee who is not a Member in accordance with the provisions of this Section 11.2 constitutes a complete distribution to such Assignee of its Membership Interest in all the Company Property and constitutes a compromise to which all Members have consented within the meaning of the Act.  To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

Section 11.3         Deemed Distribution and Reconstitution.  Notwithstanding any other provision of this Article XI, in the event the Company is “liquidated” within the meaning of Treasury Regulation section 1.704-1(b)(2)(ii)(g), the Company’s assets shall not be liquidated, the Company’s liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up.  Instead, the Company shall be deemed to have contributed its assets to a newly-created limited liability company in exchange for such company’s assumption of the Company’s liabilities and equity interests in such new company.  Immediately thereafter, the Company shall be deemed to have distributed the new limited liability company equity interests to the Members in accordance with their Capital Accounts.

Section 11.4         Deficit Capital Accounts.  Notwithstanding any custom or rule of law to the contrary, to the extent that any Member has a deficit Capital Account balance, upon dissolution of the Company such deficit shall not be an asset of the Company and such Members shall not be obligated to contribute such amount to the Company to bring the balance of such Member’s Capital Account to zero.

Section 11.5         Cancellation of Certificate.  On completion of the distribution of Company assets as provided herein, the Company is terminated, and shall file a certificate of cancellation with the Secretary of State of the State of Delaware, cancel any other filings made pursuant to Section 2.1 and take such other actions as may be necessary to terminate the Company.

ARTICLE XII
GENERAL/MISCELLANEOUS PROVISIONS

Section 12.1         Offset.  Whenever the Company is to pay any sum to any Member, any amounts that such Member owes to the Company may be deducted from that sum before payment; provided that the full amount that would otherwise be distributed shall be debited from the Member’s Capital Account pursuant to Section 4.1.

Section 12.2         Waiver of Certain Rights.  Except as expressly provided herein, each Member irrevocably waives any right it may have to demand any distributions or withdrawal of property from the Company or to maintain any action for dissolution (except pursuant to Section 18-802 of the Act) of the Company or for partition of the property of the Company.

Section 12.3         Indemnification and Reimbursement for Payments on Behalf of a Member.  If the Company is obligated to pay any amount to a governmental agency  because of a Member’s status or otherwise specifically attributable to a Member (including, without limitation, federal, state or local withholding taxes imposed in respect of any issuance of Membership Interests to a Member or any payments to a Member, federal withholding taxes in respect of foreign Persons, state personal property taxes, state personal property replacement taxes, state unincorporated business taxes, etc.), then such Member (the “Indemnifying

Member”) shall indemnify the Company in full for the entire amount paid.  At the option of the Board, either:

(A)          promptly upon notification of an obligation to indemnify the Company, the Indemnifying Member shall make a cash payment to the Company equal to the full amount to be indemnified (provided that the amount paid shall not be treated as a Capital Contribution); or

(B)           the Company shall reduce distributions that would otherwise be made to the Indemnifying Member, until the Company has recovered the amount to be indemnified (provided that the amount of such reduction shall be deemed to have been distributed for all purposes of this Agreement).

An Indemnifying Member’s obligation to make contributions to the Company under this Section 12.3 shall survive the termination, dissolution, liquidation and winding up of the Company and, for purposes of this Section 12.3, the Company shall be treated as continuing in existence.  The Company may pursue and enforce all rights and remedies it may have against each Indemnifying Member under this Section 12.3, including instituting a lawsuit to collect such contribution with interest calculated at the AFR plus five percentage points per annum (but not in excess of the highest rate per annum permitted by law).

Section 12.4         Notices.  Except as expressly set forth to the contrary in this Agreement, all notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement must be in writing and shall be deemed delivered: (i) upon delivery if delivered in person; (ii) if mailed by deposit in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested, then upon the date indicated in such return receipt; (iii) upon transmission if sent via telecopier, with a confirmation copy sent via overnight mail, provided that confirmation of such overnight delivery is received; or (iv) one (1) business day after deposit with a national overnight courier for next business day delivery provided that confirmation of such overnight delivery is received.  All notices, requests and consents to be sent to a Member must be sent to or made at the address (or facsimile number) given for that Member on Exhibit “B”, or such other address (or facsimile number) as that Member may specify by notice to the other Members.  Copies thereof must be sent to each Member’s legal counsel, as such counsel shall have been designated by each Member to the Company from time to time.  Any notice, request or consent to the Company or the Board must be given to the Board and, if appointed, the Secretary of the Company at the Company’s chief executive offices.  Whenever any notice is required to be given by law or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 12.5         Public Announcements.  No Member shall make any public announcement or filing in respect of the transactions provided for herein without the unanimous approval of the Board, unless such party has been advised by counsel such disclosure is required by applicable law.  To the extent reasonably feasible, any press release or other announcement or notice regarding the transactions contemplated by this Agreement shall be made by the Board or any other party designated by the Board.

Section 12.6         Entire Agreement.  This Agreement and other written agreements among the Members and their Affiliates relating to the Company of even date herewith constitute the entire agreement among the Members relating to the Company and supersede all prior contracts or agreements in respect of the Company, whether oral or written.

Section 12.7         Effect of Waiver or Consent.  A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations hereunder or in respect of the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person hereunder or in respect of the Company.  Failure on the part of a Person to complain of any act of any Person or to declare any Person in default hereunder or in respect of the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights in respect of that default until the applicable statute-of-limitations period has run.

Section 12.8         Amendment or Modification.  This Agreement and any provision hereof may be amended or modified from time to time only by a written instrument approved by all of the Members.  Without limiting the generality of the foregoing, the Members may, by a written instrument approved by all of the Members, amend and modify the provisions of this Agreement (including Article VI) and Exhibit “B” hereto to the extent necessary to reflect the admission or substitution of any Member permitted under this Agreement.

Section 12.9         Severability.  Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon each Member with any such modification to become a part hereof and treated as though originally set forth in this Agreement.  The Members expressly agree that this Agreement as so modified shall be binding upon and enforceable against each of them.  In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and if such provision or provisions are not modified as provided above by a court of competent jurisdiction, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

Section 12.10       Successors and Assigns.  Except as otherwise provided herein, this Agreement is binding on and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, administrators, executors, successors and permitted assigns.

Section 12.11       Further Assurances.  In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

Section 12.12       Notice to Members of Provisions.  By executing this Agreement, each Member acknowledges that it has actual notice of (a) all of the provisions hereof (including, without limitation, the restrictions on the transfer set forth in Article X) and (b) all of the provisions of the Certificate.

Section 12.13       Remedies.  The Company and the Members shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including reasonable costs of enforcement and attorney’s fees to the prevailing party) and to exercise any and all other rights at law or at equity existing in their favor.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement (and thus waive as defense that there is an adequate remedy at law), and that the Company or any Member may in his, her or its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation or threatened violation of the provisions of this Agreement.

Section 12.14       Third Parties.  Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Agreement and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

Section 12.15       Governing Law.  THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.

Section 12.16       Waiver of Jury Trial.  The parties to this Agreement each hereby waives, to the fullest extent permitted by law, any right to a jury trial of any claim, demand, action, or cause of action (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise.  The parties to this Agreement each hereby agrees and consents that any such claim, demand, action, or cause of action shall be decided by court trial without a jury and that the parties to this Agreement may file an original counterpart of a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

Section 12.17       Counterparts.  This Agreement may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document.  All counterparts shall be construed together and constitute the same instrument.

Section 12.18       Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement.

Section 12.19       Conflicts.  In the event of a direct conflict between the provision of this Agreement and any provision of the Certificate or any mandatory provision of the Act, the applicable provision of the Certificate or the Act shall control.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 12.20       Time of the Essence; Computation of Time.  Time is of the essence for each and every provision of this Agreement.  Whenever the last day for the exercise of any privilege or the discharge or any duty hereunder shall fall upon a Saturday, Sunday, or any date on which banks in Chicago, Illinois are authorized to be closed, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular Business Day.

Section 12.21       No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

Section 12.22       Organizational Expenses.  The Company shall pay to the Person entitled to such payment all fees and expenses incurred by the Company, CNT Venture and WISPARK in connection with the organization and formation of the Company, including, but not limited to, all legal, accounting, and similar fees and expenses of the Company, CNT Venture and WISPARK (but not including fees and expenses incurred in the negotiation and execution of the Contribution Agreement and related exhibits thereto).

*     *     *     *     *     *

IN WITNESS WHEREOF, this Agreement has been executed by the Members as of the Effective Date.

WISPARK LLC, a Wisconsin limited liability company

By:	/s/ Jerold P. Franke
Name:	Jerold P Franke
Its:	President

Attest:	/s/ William N. Beres
Name:	William N. Beres
Its:	Vice President

CENTERPOINT VENTURE, LLC, a Delaware limited liability company

By:	/s/ Daniel Hemmer
Name:	Daniel Hemmer
Its:	Secretary

By:	/s/ James S. Clewlow
Name:	James N. Clewlow
Its:	Vice President